                               READY CAPITAL CORP.

                                       AND

                           INTELLIPHARMACEUTICS CORP.

                                       AND

                           INTELLIPHARMACEUTICS INC.

--------------------------------------------------------------------------------

                         EXCHANGE AND SUPPORT AGREEMENT

--------------------------------------------------------------------------------

                               September 10, 2004

                                TABLE OF CONTENTS

ARTICLE 1  DEFINITIONS AND INTERPRETATION........................................................   2

     Section 1.1  Definitions....................................................................   2
     Section 1.2  Gender and Number..............................................................   4
     Section 1.3  Headings.......................................................................   4
     Section 1.4  Date for Any Action............................................................   4

ARTICLE 2  INSOLVENCY PUT RIGHT AND AUTOMATIC EXCHANGE...........................................   5

     Section 2.1  Grant of the Insolvency Put Right..............................................   5
     Section 2.2  Purchase Price.................................................................   5
     Section 2.3  Exercise Instructions..........................................................   5
     Section 2.4  Delivery of Exchangeable Share Consideration; Effect of Exercise...............   6
     Section 2.5  Exercise of Insolvency Put Right Subsequent to Redemption......................   6
     Section 2.6  Stamp or Other Transfer Taxes..................................................   7
     Section 2.7  Notice of Corporation Insolvency Event.........................................   7
     Section 2.8  Grant of Automatic Exchange Rights.............................................   7
     Section 2.9  Automatic Exchange on Liquidation of IPC Delaware..............................   7
     Section 2.10 Call Rights....................................................................   9

ARTICLE 3  CERTAIN RIGHTS OF IPC DELAWARE TO ACQUIRE EXCHANGEABLE SHARES.........................   9

     Section 3.1   IPC Delaware Liquidation Call Right...........................................   9
     Section 3.2   IPC Delaware Redemption Call Right............................................  10
     Section 3.3   Withholding Rights............................................................  11
     Section 3.4   Stamp or Other Transfer Taxes.................................................  12

ARTICLE 4  REPRESENTATIONS, WARRANTIES AND COVENANTS.............................................  13

     Section 4.1   Representations and Warranties of IPC Delaware................................  13
     Section 4.2   Reservation of Exchangeable Shares............................................  13
     Section 4.3   Reservation of IPC Delaware Common Shares.....................................  13
     Section 4.4   Qualification of IPC Delaware Common Shares...................................  14
     Section 4.5   Due Performance on and after the Closing Date.................................  14
     Section 4.6   IPC Delaware Reorganizations..................................................  14
     Section 4.7   No Encumbrance................................................................  15

ARTICLE 5  IPC DELAWARE SPECIAL VOTING SHARES....................................................  15

     Section 5.1   Surrender on Issuance of IPC Delaware Common Shares...........................  15

ARTICLE 6  AMENDMENTS AND SUPPLEMENTAL AGREEMENTS................................................  15

     Section 6.1   Amendments, Modifications, Etc................................................  15
     Section 6.2   Changes in Capital of IPC Delaware and the Corporation........................  16

ARTICLE 7 TERMINATION............................................................................  16

     Section 7.1 Term............................................................................  16

ARTICLE 8 GENERAL................................................................................  16

     Section 8.1   Severability..................................................................  16
     Section 8.2   Enurement.....................................................................  16
     Section 8.3   Notices to Parties............................................................  17
     Section 8.4   Risk of Payments by Post......................................................  18
     Section 8.5   Counterparts..................................................................  18
     Section 8.6   Jurisdiction..................................................................  18
     Section 8.7   Attornment....................................................................  18

Schedule "A" - Exchangeable Share Provisions.
Schedule "B" - List of Holders.
Schedule "C" - Notice of Exercise

                               EXCHANGE AGREEMENT

      THIS AGREEMENT is entered into as of this - day of -, 2004, by IntelliPharmaCeutics Ltd. (formerly known as Ready Capital Corp.), a Delaware corporation ("IPC DELAWARE"), IntelliPharmaCeutics Corp., a corporation amalgamated under the laws of Nova Scotia (the "CORPORATION") and the persons listed in Schedule "C" annexed hereto (individually referred to as "HOLDER" and collectively referred to as the "HOLDERS").

      WHEREAS, pursuant to a Share Exchange Agreement dated February 23, 2004, by and among, inter alia, IPC Delaware, IntelliPharmaceutics Inc. and a predecessor of the Corporation (the "SHARE EXCHANGE AGREEMENT"), the parties thereto agreed that on the closing of the transactions contemplated under the Share Exchange Agreement, the parties hereto would execute and deliver an Exchange Agreement containing the terms and conditions contemplated by the Share Exchange Agreement;

      AND WHEREAS, pursuant to the Share Exchange Agreement, the Corporation has issued to IntelliPharmaceutics Inc. certain convertible voting shares (the "CONVERTIBLE VOTING SHARES) which are convertible into exchangeable shares of the Corporation (the "EXCHANGEABLE SHARES") having the rights, privileges, restrictions and conditions set forth in Schedule "A" and Schedule "B" annexed hereto, respectively;

      AND WHEREAS, IPC Delaware is to have the right, exerciseable upon the occurrence of certain events, to require the Holders to sell their Exchangeable Shares to IPC Delaware;

      AND WHEREAS pursuant to the Share Exchange Agreement, the Corporation and IPC Delaware have entered into a voting and support agreement (the "VOTING AND SUPPORT AGREEMENT") of even date herewith which, among other things, establishes a procedure whereby IPC Delaware will take certain actions and make certain payments and deliveries necessary to ensure that the Corporation will be able to make certain payments and to deliver or cause to be delivered shares of common stock in the capital of IPC Delaware in satisfaction of their respective obligations under this Agreement and the terms of the Convertible Voting Shares and the Exchangeable Shares, including, without limitation, the payment and satisfaction of dividends by the Corporation and the delivery to the Holders of the Total Convertible Voting Share Consideration or the Total Exchangeable Share Consideration (as such terms are defined herein) by IPC Delaware or the Corporation as contemplated under the terms of the Convertible Voting Shares, the Exchangeable Shares and this Agreement.

      NOW THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (including the payment of $1.00 and other valuable consideration by the Holder(s) to each of IPC Delaware and the Corporation in consideration of the rights granted to the Holder(s) herein), the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1 DEFINITIONS.

      Where used herein or in any amendments hereto or in any communications required or permitted to be given hereunder, the following capitalized terms shall have the following meanings, unless the context otherwise requires:

      "ACT" means the Companies Act (Nova Scotia), as amended, consolidated or re-enacted from time to time.

      "AUTOMATIC EXCHANGE RIGHT" means the benefit of the obligation of IPC Delaware to effect the automatic exchange of Exchangeable Shares for IPC Delaware Common Shares pursuant to Section 2.9 hereof.

      "BUSINESS DAY" means any day, other than a Saturday, a Sunday or a day when banks are not generally open for business in Toronto, Ontario.

      "CALL RIGHTS" means, collectively, the Liquidation Call Right and the Redemption Call Right.

      "CONVERTIBLE VOTING SHARE CONSIDERATION" has the meaning ascribed thereto in the Convertible Voting Share Provisions.

      "CONVERTIBLE VOTING SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Convertible Voting Shares.

      "CONVERTIBLE VOTING SHARES" has the meaning ascribed thereto in the recitals hereto.

      "CORPORATION" has the meaning ascribed thereto in the recitals hereto.

      "CORPORATION INSOLVENCY EVENT" means the institution by the Corporation of any proceeding to be adjudicated as bankrupt or insolvent or to be dissolved or wound-up, or the consent of the Corporation to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by the Corporation to contest in good faith any such proceedings commenced in respect of the Corporation within 15 days of becoming aware thereof, or the consent by the Corporation to the filing of any such petition or to the appointment of a receiver, or the making by the Corporation of a general assignment for the benefit of creditors, or the admission in writing by the Corporation of its inability to pay its debts generally as they become due, or the Corporation not being permitted, pursuant to liquidity or solvency requirements of applicable law, to redeem any Redeemed Shares pursuant to Section 6.5 of the Exchangeable Share Provisions.

      "EXCHANGEABLE SHARE CONSIDERATION" has the meaning ascribed thereto in the Exchangeable Share Provisions.

      "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares.

      "EXCHANGEABLE SHARES" has the meaning ascribed thereto in the recitals hereto.

      "HOLDER(S)" has the meaning ascribed thereto in the Exchangeable Share Provisions.

      "INSOLVENCY PUT RIGHT" has the meaning ascribed thereto in Section 2.1.

      "IPC DELAWARE" has the meaning ascribed thereto in the recitals hereto.

      "IPC DELAWARE COMMON SHARES" means the shares of common stock in the capital of IPC Delaware, par value US$.001 per share.

      "IPC DELAWARE LIQUIDATION EVENT" has the meaning ascribed thereto in
      Section 2.9(1).

      "IPC DELAWARE LIQUIDATION EVENT EFFECTIVE TIME" has the meaning ascribed thereto in Section 2.9(2).

      "IPC DELAWARE LIQUIDATION PRICE" has the meaning ascribed thereto in
      Section 2.9(2).

      "IPC DELAWARE SPECIAL VOTING SHARES" means the shares of non-participating special voting stock in the capital of IPC Delaware issued pursuant to the Voting and Support Agreement.

      "ITA" means the Income Tax Act (Canada), as amended.

      "LIQUIDATION AMOUNT" has the meaning ascribed thereto in the Exchangeable Share Provisions.

      "LIQUIDATION CALL PURCHASE PRICE" has the meaning ascribed thereto in
      Section 3.1(1).

      "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in Section
      3.1(1).

      "LIQUIDATION DATE" has the meaning ascribed thereto in the Exchangeable Share Provisions.

      "OFFICER'S CERTIFICATE" means, with respect to IPC Delaware or the Corporation, a certificate signed on behalf of such entity by any two of the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or any Executive Vice-President, Senior Vice-President or Vice-President (or the officers with equivalent responsibilities) of IPC Delaware or the Corporation, as the case may be.

      "PERSON" includes an individual, body corporate, partnership, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative.

      "REDEEMED SHARES" has the meaning ascribed thereto in the Exchangeable Share Provisions.

      "REDEMPTION CALL PURCHASE PRICE" has the meaning ascribed thereto in
      Section 3.2(1).

      "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in Section
      3.2(1).

      "REDEMPTION DATE" has the meaning ascribed thereto in the Exchangeable Share Provisions.

      "REDEMPTION PRICE" has the meaning ascribed thereto in the Exchangeable Share Provisions.

      "REDEMPTION PUT REQUEST" has the meaning ascribed thereto in the Exchangeable Share Provisions.

      "SHARE EXCHANGE AGREEMENT" has the meaning ascribed thereto in the recitals hereto.

      "TOTAL CONVERTIBLE VOTING SHARE CONSIDERATION" has the meaning ascribed thereto in the Convertible Voting Share Provisions.

      "TOTAL EXCHANGEABLE VOTING SHARE CONSIDERATION" has the meaning ascribed thereto in the Exchangeable Share Provisions.

      "VOTING AND SUPPORT AGREEMENT" has the meaning ascribed thereto in the recitals hereto.

SECTION 1.2 GENDER AND NUMBER.

      Any reference in this Agreement to gender includes all genders, and words imparting the singular number only shall include the plural and vice versa.

SECTION 1.3 HEADINGS.

      The provision of a table of contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement.

SECTION 1.4 DATE FOR ANY ACTION.

      If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                    ARTICLE 2
                   INSOLVENCY PUT RIGHT AND AUTOMATIC EXCHANGE

SECTION 2.1 GRANT OF THE INSOLVENCY PUT RIGHT.

      IPC Delaware hereby grants to each Holder the right (the "INSOLVENCY PUT RIGHT"), exercisable upon the occurrence and during the continuance of a Corporation Insolvency Event, to require IPC Delaware to purchase from the Holder all or any part of the Exchangeable Shares held by the Holder in accordance with the provisions of this Agreement and the Exchangeable Share Provisions. IPC Delaware hereby acknowledges receipt from the Holders of good and valuable consideration (and the adequacy thereof) for the grant of the Insolvency Put Right.

SECTION 2.2 PURCHASE PRICE.

      The purchase price payable by IPC Delaware for each Exchangeable Share to be purchased by IPC Delaware upon the exercise by a Holder of the Insolvency Put Right shall be an amount equal to the applicable Exchangeable Share Consideration on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share. In connection with each exercise of the Insolvency Put Right, IPC Delaware will provide to the Holder an Officer's Certificate setting forth the calculation of the applicable Exchangeable Share Consideration for each Exchangeable Share and the Total Exchangeable Share Consideration in respect of the Holder. The purchase price for each such Exchangeable Share so purchased shall be satisfied by the delivery by IPC Delaware to the Holder exercising the Insolvency Put Right of the applicable Exchangeable Share Consideration for each such Exchangeable Share, less any amounts properly withheld pursuant to Section 3.3 hereof.

SECTION 2.3 EXERCISE INSTRUCTIONS.

(1) Subject to the terms and conditions set forth herein and the Exchangeable Share Provisions, each Holder shall be entitled, upon the occurrence and during the continuance of a Corporation Insolvency Event, to exercise the Insolvency Put Right with respect to all or any part of the Exchangeable Shares registered in the name of the Holder on the books of the Corporation. To exercise the Insolvency Put Right, the Holder shall deliver to IPC Delaware, in person or by certified or registered mail, at its head office or at such other places as IPC Delaware may from time to time designate by written notice to the Holder, the certificates representing the Exchangeable Shares which the Holder desires IPC Delaware to purchase, together with the certificates representing the same number of IPC Delaware Special Voting Shares all duly endorsed for transfer to IPC Delaware, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the constating documents of the Corporation and such additional documents and instruments as IPC Delaware may reasonably require, together with:

      (a) a duly completed form of notice of exercise of the Insolvency Put Right in the form attached hereto as Schedule "D"; and

      (b) payment (or evidence satisfactory to the Corporation and IPC Delaware of payment) of the taxes (if any) payable as contemplated by Section 2.6 hereof.

(2) If only a part of the Exchangeable Shares represented by any certificate delivered to IPC Delaware are to be purchased by IPC Delaware under the Insolvency Put Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the Holder at the expense of the Corporation.

SECTION 2.4 DELIVERY OF EXCHANGEABLE SHARE CONSIDERATION; EFFECT OF EXERCISE.

      Promptly after receipt of the certificates representing the Exchangeable Shares which the Holder desires IPC Delaware to purchase under the Insolvency Put Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Insolvency Put Right), duly endorsed for transfer to IPC Delaware, which notice to IPC Delaware shall constitute exercise of the Insolvency Put Right by the Holder, IPC Delaware shall promptly thereafter transfer to the Holder the Total Exchangeable Share Consideration deliverable to the Holder in connection with the exercise of the Insolvency Put Right, less any amounts properly withheld pursuant to Section 3.3 hereof; provided, however, that no such delivery shall be made unless and until the Holder shall have paid (or provided evidence satisfactory to the Corporation and IPC Delaware of the payment of) the taxes (if any) payable as contemplated by
Section 2.6 hereof. Immediately upon the giving of notice by the Holder to IPC Delaware of the exercise of the Insolvency Put Right, the Holder shall be deemed to have transferred to IPC Delaware all of its right, title and interest in and to such Exchangeable Shares, shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the purchase price therefor unless the Total Exchangeable Share Consideration payable to the Holder is not delivered by IPC Delaware to the Holder by the date specified, in which case the rights of the Holder shall remain unaffected until such Total Exchangeable Share Consideration is delivered by IPC Delaware and any cheque included therein is paid. Concurrently with such Holder ceasing to be a holder of such Exchangeable Shares, such Holder shall be considered and deemed for all purposes to be the holder of the IPC Delaware Common Shares delivered to it pursuant to the exercise of the Insolvency Put Right.

SECTION 2.5 EXERCISE OF INSOLVENCY PUT RIGHT SUBSEQUENT TO REDEMPTION.

      In the event that a Holder has exercised its right under Article 6 of the Exchangeable Share Provisions to require the Corporation to redeem any or all of the Exchangeable Shares held by the Holder and is notified by the Corporation pursuant to Section 6.5 of the Exchangeable Share Provisions that the Corporation will not be permitted as a result of liquidity or solvency requirements or other provisions of applicable law to redeem all such Redeemed Shares, subject to receipt by such Holder of written notice to that effect from the Corporation and provided that the Redemption Call Right with respect to the Redeemed Shares shall not have been exercised and the Holder has not revoked the Redemption Put Request delivered by the Holder to the Corporation pursuant to the Exchangeable Share Provisions, the Redemption Put Request will constitute, and will be deemed to constitute, notice from such Holder to IPC Delaware that such Holder is exercising the Insolvency Put Right with respect to those Redeemed Shares which the Corporation is not permitted by applicable law to redeem. In any such event, the Corporation hereby agrees with such Holder to notify such Holder immediately of such prohibition against the Corporation redeeming all of the Redeemed Shares and to forward or cause to be forwarded to IPC Delaware immediately all relevant materials delivered by such Holder to the Corporation

(including, without limitation, a copy of the Redemption Put Request delivered pursuant to Section 7.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Redeemed Shares, and IPC Delaware will thereupon purchase such shares in accordance with the provisions of this Article 2.

SECTION 2.6 STAMP OR OTHER TRANSFER TAXES.

      Upon any sale of Exchangeable Shares to IPC Delaware pursuant to the Insolvency Put Right or the Automatic Exchange Rights, the share certificate representing IPC Delaware Common Shares to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Holder without charge to the Holder, provided, however that the Holder shall pay (and neither IPC Delaware nor the Corporation shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any such transfer, or shall have established to the satisfaction of IPC Delaware and the Corporation, acting reasonably, that such taxes, if any, have been paid in full.

SECTION 2.7 NOTICE OF CORPORATION INSOLVENCY EVENT.

      Promptly following the occurrence of a Corporation Insolvency Event, or any event which with the giving of notice or the passage of time or both would be a Corporation Insolvency Event, each of IPC Delaware and the Corporation shall give written notice thereof to the Holders which notice shall contain a brief statement of the right of the Holders with respect to the Insolvency Put Right.

SECTION 2.8 GRANT OF AUTOMATIC EXCHANGE RIGHTS.

      IPC Delaware hereby grants the Automatic Exchange Rights to the Holders. IPC Delaware hereby acknowledges receipt from the Holders of good and valuable consideration (and the adequacy thereof) for the grant of the Automatic Exchange Rights.

SECTION 2.9 AUTOMATIC EXCHANGE ON LIQUIDATION OF IPC DELAWARE.

(1) IPC Delaware will give the Holders written notice of each of the following events (each, a "IPC DELAWARE LIQUIDATION EVENT") at the time set forth below:

      (a) in the event of any determination by the board of directors of IPC Delaware to institute voluntary liquidation, dissolution or winding-up proceedings with respect to IPC Delaware or to effect any other distribution of assets of IPC Delaware among its shareholders for the purpose of winding up its affairs (it being understood that a sale of all or substantially all of the assets of IPC Delaware or any merger, consolidation or similar transaction involving IPC Delaware shall not, in and of itself, constitute a liquidation of IPC Delaware), at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

      (b)   immediately, upon the earlier of:

            (i)   receipt by IPC Delaware of notice of; and

            (ii)  IPC Delaware otherwise becoming aware of,

            any instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of IPC Delaware or to effect any other distribution of assets of IPC Delaware among its shareholders for the purpose of winding up its affairs, provided, however, that such shall only be a IPC Delaware Liquidation Event if IPC Delaware has failed to contest in good faith any such proceeding commenced in respect of IPC Delaware within 30 days of becoming aware thereof or if IPC Delaware is not successful in any such good faith contestation and all rights of appeal have expired or been exhausted.

            Such notice shall include a brief description of the automatic exchange of Exchangeable Shares for IPC Delaware Common Shares provided for in Section 2.9(2).

(2) In order that the Holders will be able to participate on a pro rata basis with the holders of IPC Delaware Common Shares in the distribution of assets of IPC Delaware in connection with a IPC Delaware Liquidation Event, immediately prior to the effective time (the "IPC DELAWARE LIQUIDATION EVENT EFFECTIVE TIME") of a IPC Delaware Liquidation Event, all of the then-outstanding Exchangeable Shares shall be automatically exchanged for IPC Delaware Common Shares as contemplated in the definition of Exchangeable Share Consideration and each Holder shall also be entitled to receive a cheque in the amount of the remaining portion, if any, of the Exchangeable Share Consideration in respect of each such Exchangeable Share. To effect such automatic exchange, IPC Delaware shall purchase from the Holders each Exchangeable Share outstanding immediately prior to the IPC Delaware Liquidation Event Effective Time, and each Holder shall sell each Exchangeable Share held by it at such time, for a purchase price per share equal to the Exchangeable Share Consideration applicable at the IPC Delaware Liquidation Event Effective Time (the "IPC DELAWARE LIQUIDATION PRICE"). In connection with such automatic exchange, IPC Delaware will provide to the Holders an Officer's Certificate setting forth the calculation of the IPC Delaware Liquidation Price per Exchangeable Share.

(3) Immediately prior to the IPC Delaware Liquidation Event Effective Time the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for IPC Delaware Common Shares shall be deemed to have occurred and each Holder shall be deemed to have transferred to IPC Delaware all of such Holder's right, title and interest in and to its Exchangeable Shares and shall cease to be a Holder of such Exchangeable Shares, except that each Holder shall have the right to receive and IPC Delaware shall transfer and deliver to the Holder the Total Exchangeable Share Consideration representing the Holder's total IPC Delaware Liquidation Price less any amounts properly withheld pursuant to
      Section 3.3 hereof. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, such Holder shall be considered and deemed for all purposes to be a holder of the IPC Delaware Common Shares issued to it pursuant to the automatic exchange of Exchangeable Shares for IPC Delaware Common Shares and the certificates held by the Holders previously representing Exchangeable Shares exchanged pursuant to such automatic exchange shall thereafter be deemed to represent IPC Delaware Common Shares issued to the Holders pursuant to such automatic exchange until such time as the certificates representing the IPC Delaware Common Shares are delivered to such Holder. Upon the surrender by a Holder of certificates representing the transferred Exchangeable Shares together with the certificates representing the same number of IPC Delaware Special Voting Shares all duly endorsed for transfer to IPC Delaware and accompanied by such instruments of transfer as IPC Delaware may reasonably require, IPC Delaware shall deliver or cause to be delivered to the Holder certificates representing the IPC Delaware Common Shares of which such Holder is the holder.

SECTION 2.10 CALL RIGHTS

      The Liquidation Call Right and the Redemption Call Right are hereby agreed, acknowledged and confirmed, and it is agreed and acknowledged that such rights are granted as part of the consideration for the obligations of IPC Delaware under this Agreement.

                                    ARTICLE 3
                         CERTAIN RIGHTS OF IPC DELAWARE
                         TO ACQUIRE EXCHANGEABLE SHARES

SECTION 3.1 IPC DELAWARE LIQUIDATION CALL RIGHT.

(1) IPC Delaware shall have the overriding right (the "LIQUIDATION CALL RIGHT"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Corporation pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from the Holders who hold the Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by the Holders on payment by IPC Delaware of an amount per share (the "LIQUIDATION CALL PURCHASE PRICE") equal to the Exchangeable Share Consideration applicable on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by IPC Delaware delivering or causing to be delivered to each Holder the Total Exchangeable Share Consideration representing the Holder's total Liquidation Call Purchase Price, less any amounts withheld pursuant to
      Section 3.3 hereof. In the event of the exercise of the Liquidation Call Right by IPC Delaware as aforesaid, each Holder shall be obligated to sell all of the Exchangeable Shares held by the Holder to IPC Delaware on the Liquidation Date on payment by IPC Delaware to the Holder of the Liquidation Call Purchase Price for each such share, less any amounts withheld pursuant to Section 3.3 hereof and, provided IPC Delaware makes such payment and completes such purchase, the Corporation shall have no obligation to pay the Liquidation Amount to the Holders on such shares so purchased by IPC Delaware.

(2) To exercise the Liquidation Call Right, IPC Delaware must notify the Corporation and the Holders of IPC Delaware's intention to exercise such right at least 20 Business Days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of the Corporation, and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of the Corporation, the Corporation will notify the Holders as to whether IPC Delaware has exercised the

      Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by IPC Delaware. If IPC Delaware exercises the Liquidation Call Right, then on the Liquidation Date, all of the obligations of the Corporation under 5.1 and 5.2 of the Exchange Share Provisions shall terminate and IPC Delaware will purchase, and each Holder will sell, on the Liquidation Date all of the Exchangeable Shares then held by the Holder for a price per share equal to the Liquidation Call Purchase Price, which price shall be satisfied in the manner set forth in
      Section 3.1(1) hereof.

(3) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the exercise of the Liquidation Call Right, IPC Delaware shall deliver to each Holder, on or before the Liquidation Date, the Total Exchangeable Share Consideration in payment of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to Section 3.3 hereof, upon presentation and surrender by the Holders of certificates representing the Exchangeable Shares held by the Holder, together with the certificates representing the same number of IPC Delaware Special Voting Shares all duly endorsed for transfer, together with such other documents and instruments as may be required to effect a transfer of the Exchangeable Shares under the Act and the constating documents of the Corporation and such additional documents and instruments as IPC Delaware may reasonably require. On payment of the total Liquidation Call Purchase Price, the Holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of IPC Delaware Common Shares to be delivered to them and IPC Delaware shall be deemed to be the Holder of any Exchangeable Shares for which certificates representing IPC Delaware Common Shares are delivered. If IPC Delaware does not exercise the Liquidation Call Right in the manner and within the delay described above, then on the Liquidation Date the Holders will be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation pursuant to Article 5 of the Exchangeable Share Provisions.

SECTION 3.2 IPC DELAWARE REDEMPTION CALL RIGHT.

(1) IPC Delaware shall have the overriding right (the "REDEMPTION CALL RIGHT"), notwithstanding the proposed redemption of any Exchangeable Shares by a Holder pursuant to Article 6 of the Exchangeable Share Provisions, to purchase from such Holder on the applicable Redemption Date all but not less than all of the Redeemed Shares held by such Holder on payment by IPC Delaware to such Holder of an amount per Redeemed Share (the "REDEMPTION CALL PURCHASE PRICE") equal to the Exchangeable Share Consideration applicable on the last Business Day prior to the Redemption Date, which shall be satisfied in full by IPC Delaware delivering or causing to be delivered to such Holder, the Total Exchangeable Share Consideration for such Holder's Redeemed Shares, less any amounts withheld pursuant to Section 3.3 hereof. In the event of the exercise of the Redemption Call Right by IPC Delaware, such Holder shall be obligated to sell all of the Redeemed Shares held by such Holder to IPC Delaware on the Redemption Date on payment by IPC Delaware to such Holder of the Redemption Call Purchase Price for each such share, less any amounts withheld pursuant to Section 3.3 hereof, and the Corporation shall have no obligation to redeem such shares so purchased by IPC Delaware.

(2) Upon receipt by the Corporation of a Redemption Put Request, the Corporation shall immediately notify IPC Delaware thereof. To exercise the Redemption Call Right, IPC Delaware must notify the Corporation and the relevant Holders of IPC Delaware's intention to exercise such right within ten Business Days of such notification to IPC Delaware by the Corporation of receipt of the Redemption Put Request. The Corporation will notify such Holders as to whether IPC Delaware has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by IPC Delaware. If IPC Delaware exercises the Redemption Call Right, and provided that the Redemption Put Request is not withdrawn by the Holder in the manner specified in Section 6.6 of the Exchangeable Share Provisions, the Redemption Put Request shall thereupon be considered only to be an offer by the Holder to sell such Redeemed Shares to IPC Delaware in accordance with the Redemption Call Right, and on the Redemption Date IPC Delaware will purchase, and each Holder will sell, all of the Redeemed Shares held by such Holder for a price per share equal to the Redemption Call Purchase Price, which price shall be satisfied in the manner set forth in Section 3.2(1) hereof.

(3) For the purposes of completing the purchase of the Redeemed Shares pursuant to the exercise of the Redemption Call Right, IPC Delaware shall deliver to each Holder of Redeemed Shares, on or before the Redemption Date, the Exchangeable Share Consideration for each such Redeemed Share, less any amounts withheld pursuant to Section 3.3 hereof, upon presentation and surrender by such Holder of certificates representing the Redeemed Shares held by such Holder together with the certificates representing the same number of IPC Delaware Special Voting Shares all duly endorsed for transfer, together with such other documents and instruments as may be required to effect a transfer of Redeemed Shares under the Act and the constating documents of the Corporation and such additional documents and instruments as IPC Delaware may reasonably require. Provided the Total Exchangeable Share Consideration is paid to a Holder for the Holder's Redeemed Shares, the Holder shall, effective on the Redemption Date, be considered and deemed for all purposes to be a holder of the IPC Delaware Common Shares for which a certificate representing IPC Delaware Common Shares is delivered to such Holder. If IPC Delaware does not exercise the Redemption Call Right in the manner and with the delay described above, then on the Redemption Date the Holders will be entitled to receive in exchange therefor the Redemption Price otherwise payable by the Corporation in connection with the redemption of the Redeemed Shares pursuant to Article 6 of the Exchangeable Share Provisions.

SECTION 3.3 WITHHOLDING RIGHTS.

      The Corporation and IPC Delaware, as the case may be, shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any Holder such amounts as the Corporation or IPC Delaware, as the case may be, is required to deduct and withhold with respect to such payment under the ITA, the United States tax laws or any other relevant provisions of provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to such Holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate tax authority. To the extent that any such amount so required to be deducted or withheld from any payment to a Holder exceeds the cash portion of the consideration otherwise payable to the Holder, the Corporation or IPC Delaware, as the case may be, shall promptly notify the Holder and unless such Holder remits the difference in cash to the Corporation or IPC Delaware, as the case may be, before the tax amount is required to be remitted to the tax authority, then the Corporation or IPC Delaware, as the case may be, may sell or otherwise dispose of such portion of the consideration (including, without limitation, any of the IPC Delaware Common Shares) as is necessary to provide sufficient funds to the Corporation or IPC Delaware, as the case may be, to enable it to comply with such deduction or withholding requirement and the Corporation or IPC Delaware, as the case may be, shall give an accounting to the Holder with respect thereto and shall notify and pay over to such Holder any unapplied balance of the net proceeds of such sale that was not remitted to such tax authority in satisfaction of a deduction or withholding requirement.

      In order to assist the Corporation or IPC Delaware, as the case may be, in complying with any such deduction and withholding requirement, the Holder shall, to the extent applicable, deliver to the Corporation or IPC Delaware, as the case may be, (i) if such Holder is an individual, trust or corporation, a declaration sworn by the individual, a trustee or a director, as the case may be, before a notary or commissioner for oaths to the effect that such Holder, is not and will not be, on the date of payment, a non-resident of Canada for the purposes of the ITA or (ii) if such Holder is a partnership, a declaration sworn by a general partner before a notary or commissioner for oaths to the effect that such Holder is a "Canadian partnership", as defined in the ITA.

SECTION 3.4 STAMP OR OTHER TRANSFER TAXES.

      Upon any sale of Exchangeable Shares to IPC Delaware pursuant to any Call Right, the share certificate representing IPC Delaware Common Shares to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Holder without charge to the Holder, provided, however that the Holder shall pay (and neither IPC Delaware nor the Corporation shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any such transfer, or shall have established to the satisfaction of IPC Delaware and the Corporation, acting reasonably, that such taxes, if any, have been paid in full.

                                   ARTICLE 4
                   REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.1 REPRESENTATIONS AND WARRANTIES OF IPC DELAWARE.

      IPC Delaware hereby represents and warrants that:

      (a) IPC Delaware is a corporation incorporated and existing under the laws of Delaware and has the corporate power and authority to enter into and perform its obligations under this Agreement;

      (b)   the execution, delivery and performance by IPC Delaware of this
            Agreement:

            (i) have been duly authorized by all necessary corporate action on the part of IPC Delaware;

            (ii) do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with, any of the terms or provisions of its constating documents or by-laws or any material contracts or instruments to which it is a party or pursuant to which any of its assets or property may be affected; and

            (iii) will not result in the violation of any law; and

      (c) this Agreement has been duly executed and delivered by IPC Delaware and constitutes a legal, valid and binding obligation of IPC Delaware, enforceable against it in accordance with its terms.

SECTION 4.2 RESERVATION OF EXCHANGEABLE SHARES.

      The Corporation hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times while any Convertible Voting Shares are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Exchangeable Shares as are now and may hereafter be required to enable and permit the Corporation to meet its obligations under the Convertible Voting Share Provisions.

SECTION 4.3 RESERVATION OF IPC DELAWARE COMMON SHARES.

      IPC Delaware hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times while any Convertible Voting Shares or Exchangeable Shares are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of IPC Delaware Common Shares (which IPC Delaware Common Shares may be reclassified or changed) as are now and may hereafter be required to enable and permit the Corporation and IPC Delaware to meet their respective obligations hereunder and under the Convertible Voting Share Provisions or the Exchangeable Share Provisions. IPC Delaware further represents, warrants and covenants that the IPC Delaware

Common Shares issuable as described herein will be duly authorized and validly issued as fully-paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

SECTION 4.4 QUALIFICATION OF IPC DELAWARE COMMON SHARES.

      If any IPC Delaware Common Shares (or other shares or securities into which IPC Delaware Common Shares may be reclassified or changed) to be issued and delivered hereunder require registration or qualification with or approval of the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority or the fulfillment of any other United States or Canadian legal requirement before such shares (or such other shares or securities) may be issued and delivered by IPC Delaware at the direction of the Corporation or in the order that such shares (or such other shares or securities) may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" for purposes of Canadian provincial securities law or an "affiliate" of IPC Delaware for purposes of United States federal or state securities law), IPC Delaware will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause such IPC Delaware Common Shares (or such other shares or securities) to be and remain duly registered, qualified or approved under United States and/or Canadian law, as the case may be. IPC Delaware will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all IPC Delaware Common Shares (or such other shares of securities) to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding IPC Delaware Common Shares (or other shares or securities) have been listed by IPC Delaware and remain listed and are quoted or posted for trading at such time.

SECTION 4.5 DUE PERFORMANCE ON AND AFTER THE CLOSING DATE.

      IPC Delaware shall duly and timely perform, and shall cause the Corporation and IPC Delaware to duly and timely perform, all of their respective obligations provided for in this Agreement.

SECTION 4.6 IPC DELAWARE REORGANIZATIONS.

(1) IPC Delaware shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any person or, in the case of a merger, of the continuing corporation resulting therefrom unless
      (i) such other person or continuing corporation (the "IPC DELAWARE SUCCESSOR") by operation of law becomes, without an additional act on its part, bound by the terms and provisions of this Agreement or, if not bound, executes, prior to or contemporaneously with the consummation of such transaction an agreement supplemental hereto and such other instruments, if any, as are necessary or advisable to evidence the assumption by the IPC Delaware Successor of all obligations of IPC Delaware under this Agreement, (ii) in the event that IPC Delaware Common Shares are reclassified or otherwise changed as part of such transaction, the same or an economically equivalent change is simultaneously made to, or in the rights of the holders of the Convertible Voting Shares and the Exchangeable Shares, and (iii) such transactions shall be upon such terms as substantially to preserve and not impair in any material respect any of the rights, duties, powers and authorities of the Holders hereunder, under the Voting and Support Agreement or under the Convertible Voting Share Provisions or the Exchangeable Share Provisions.

(2) Whenever the conditions of Section 4.6(1) have been duly observed and performed, the IPC Delaware Successor and the Corporation shall execute the necessary supplemental agreement, if any is required by Section 4.6(1) (and give notice thereof to the Holders) and thereupon the IPC Delaware Successor shall possess and from time to time may exercise each and every right and power of IPC Delaware under this Agreement in the name of IPC Delaware or otherwise and act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of IPC Delaware or any officers of IPC Delaware may be done and performed with like force and effect by the directors and officers of such IPC Delaware Successor.

SECTION 4.7 NO ENCUMBRANCE

      Any Exchangeable Shares delivered by the Holders to the Corporation or IPC Delaware pursuant to this Agreement or the Exchangeable Share Provisions shall be delivered free and clear of any lien, hypothec, pledge, claim, encumbrance, security interest or adverse claim or interest, other than those arising hereunder, under the Exchangeable Share Provisions or under applicable securities laws.

                                    ARTICLE 5
                       IPC DELAWARE SPECIAL VOTING SHARES

SECTION 5.1 SURRENDER ON ISSUANCE OF IPC DELAWARE COMMON SHARES.

      Where an Exchangeable Share is exchanged, redeemed or purchased by the Corporation or IPC Delaware, as the case may be, and the Holder receives therefore the Exchangeable Share Consideration, the Holder shall surrender and deliver to IPC Delaware that number of IPC Delaware Special Voting Shares equal to the number of IPC Delaware Common Shares delivered to the Holder on such exchange, redemption or purchase and sale and shall present and surrender the certificates representing such IPC Delaware Special Voting Shares together with the certificates representing such Exchangeable Shares.

                                    ARTICLE 6
                     AMENDMENTS AND SUPPLEMENTAL AGREEMENTS

SECTION 6.1 AMENDMENTS, MODIFICATIONS, ETC.

      This Agreement may not be amended, modified or waived except by an agreement in writing executed by the parties hereto.

SECTION 6.2 CHANGES IN CAPITAL OF IPC DELAWARE AND THE CORPORATION.

      At all times after the occurrence of any event effected pursuant to the Convertible Voting Share Provisions, the Exchangeable Share Provisions, this Agreement or otherwise, as a result of which one or more of the IPC Delaware Common Shares, the Convertible Voting Shares and the Exchangeable Shares are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that the Holders maintain economically equivalent rights and, in order that, where required, this Agreement will apply with full force and effect, mutatis mutandis, to all new securities into which one or more of the IPC Delaware Common Shares, the Convertible Voting Shares and the Exchangeable Shares are so changed and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

                                    ARTICLE 7
                                   TERMINATION

SECTION 7.1 TERM.

       This Agreement shall continue until the earlier to occur of the following events:

      (a)   no Convertible Voting Shares or Exchangeable Shares are outstanding;
            or

      (b) each of the parties hereto elects in writing to terminate this Agreement.

                                    ARTICLE 8
                                     GENERAL

SECTION 8.1 SEVERABILITY.

      The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is invalid or unenforceable:

      (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and

      (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

SECTION 8.2 ENUREMENT.

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 8.3 NOTICES TO PARTIES.

      Any notice, direction or other communication given under this Agreement shall be in writing and given by mail or delivering it or sending it by telecopy or similar form or recorded communication addressed:

      (a)   if to the Corporation or IPC Delaware, to:

            INTELLIPHARMACEUTICS LTD.
            15E North Street
            Dover, Delaware
            19901, County of Kent

            Attention:   *

            Telephone:   *
            Telecopier:  *

            with a copy to:

            LAW OFFICES OF MICHAEL H. FREEDMAN, PLLC
            189 West 89th Street
            Suite 11F
            New York, New York 10024
            Attention: Michael H. Freedman

            Telephone:  (212) 724-4597
            Telecopier: (212) 724-4598

      (b)   if to any Holder, to:

            the address of the Holder recorded in the securities register of the Corporation or, in the event of the address of any such Holder not being so recorded, then at the last known address of such Holder with a copy to:

            GOWLING LAFLEUR HENDERSON LLP
            Suite 5800, Scotia Plaza
            40 King Street West
            Toronto, Ontario
            M5H 3Z7
            Attention: Christopher J.Bardsley

            Telephone:  (416) 369-7227
            Telecopier: (416) 369-7250.

      Any such communication shall be deemed to have been validly and effectively given on the date such communication is received if such date is a Business Day and if such communication is received prior to 4:00 p.m. (in the jurisdiction of receipt) and otherwise on the next Business Day. Any party hereto may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to such party at its changed address.

SECTION 8.4 RISK OF PAYMENTS BY POST.

      Whenever payments are to be made or documents are to be sent to the Holders by the Corporation or IPC Delaware, or by the Holders to the Corporation or IPC Delaware, the making of such payment or sending of such document sent through the post shall be at the risk of the Corporation or IPC Delaware, in the case of payments made or documents sent by the Corporation or IPC Delaware, and at the risk of the Holders, in the case of payments made or documents sent by the Holders.

SECTION 8.5 COUNTERPARTS.

      This Agreement may be executed in counterparts (including counterparts by facsimile), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. A transmission by facsimile of a copy of the execution page hereto reflecting the execution of this Agreement by any party shall be effective to evidence that party's intention to be bound by this Agreement and that Party's agreement to the terms, provisions and conditions hereof, all without the necessity of having to produce an original copy of such execution page.

SECTION 8.6 JURISDICTION.

      This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

SECTION 8.7 ATTORNMENT.

      Each party hereto agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter, irrevocably summits to the jurisdiction of the courts of Ontario in any such action or proceeding, agrees to be bound by any judgement of the said courts, and hereby waives any review of the merits of any such judgement by the courts of any other jurisdiction. Service of process may be made to each party at the address set forth in Section 8.3 hereof, with the exception of IPC Delaware, which hereby appoints the Corporation at its registered office in the Province of Ontario as attorney for service of process.

IN WITNESS WHEREOF, the parties hereby have executed this Agreement or caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                                    INTELLIPHARMACEUTICS LTD.

                                                    Per:  /s/ SHARON WILL
                                                          ----------------------
                                                    Name: SHARON WILL
                                                    Title: PRESIDENT

                                                    Per: _______________________
                                                    Name:
                                                    Title:

                                                    INTELLIPHARMACEUTICS CORP.

                                                    Per: _______________________
                                                    Name:
                                                    Title:

                                                    Per:  /s/ [ILLEGIBLE]
                                                          ----------------------
                                                    Name:
                                                    Title:

                                                    INTELLIPHARMACEUTICS INC.

                                                    Per: _______________________
                                                    Name:
                                                    Title:

                                                    Per:  /s/ [ILLEGIBLE]
                                                          ----------------------
                                                    Name:
                                                    Title:

                                   SCHEDULE "A"
                      CONVERTIBLE VOTING SHARE PROVISIONS

                                  SCHEDULE "A"

                       CONVERTIBLE VOTING SHARE PROVISIONS

The Convertible Voting Shares in the capital of the Company shall have the following rights, privileges, restrictions and conditions:

                                    ARTICLE 1
                                 INTERPRETATION

SECTION 1.1 DEFINITIONS.

In these share provisions, the following terms have the following meanings:

      "ACT" means the Companies Act (Nova Scotia), as amended, consolidated or re-enacted from time to time.

      "BOARD OF DIRECTORS" means the board of directors of the Company.

      "BUSINESS DAY" means any day, other than a Saturday, a Sunday or a day when banks are not generally open for business in Toronto, Ontario.

      "CANADIAN DOLLAR EQUIVALENT" has the meaning ascribed thereto in the Exchangeable Share Provisions.

      "COMMON SHARES" means the common shares in the capital of the Company and any other securities into which such shares may be changed.

      "COMPANY" means IntelliPharmaCeutics Corp., a company amalgamated and existing under the Act, and includes any successor company.

      "CONVERSION DATE" has the meaning provided in Section 6.1(a) hereof.

      "CONVERSION REQUEST" has the meaning provided in Section 6.1 hereof.

      "CONVERTED SHARES" has the meaning provided in Section 6.1(a) hereof.

      "CONVERTIBLE VOTING SHARE CONSIDERATION" means, with respect to each Convertible Voting Share, for any action which is an acquisition of, or redemption of, or distribution of assets of the Company in respect of the Convertible Voting Share by the Company or by IPC Delaware or a Subsidiary of IPC Delaware, the aggregate of the following:

      (a) the Current Market Price of one IPC Delaware Common Share, such consideration to be fully paid, non-assessable, free and clear of any lien, claim or encumbrance and satisfied by the delivery of one IPC Delaware Common Share to be registered in the name of the Holder, as evidenced by a certificate representing the aggregate number of such IPC Delaware Common Shares; plus

      (b) the Dividend Amount payable in U.S. dollars or the Canadian Dollar Equivalent by means of a cheque payable at any branch of the bankers of the payor; plus

      (c) unless the corresponding equivalent dividend has already been declared pursuant to Section 3.1 of these share provisions on the Convertible Voting Share, the amount of all cash dividends declared by IPC Delaware on a IPC Delaware Common Share on or prior to the effective time of any such action payable in U.S. dollars or the Canadian Dollar Equivalent by means of a cheque payable at any branch of the bankers of the payor; plus

      (d) unless the corresponding equivalent dividend has already been declared on the Convertible Voting Share, the amount of all declared non-cash dividends or other distributions by IPC Delaware on a IPC Delaware Common Share on or prior to the effective time of any such action, payable by means of a cheque payable at any branch of the bankers of the payor in an amount equal to the fair market value of the property distributed on the effective date of the relevant action in U.S. dollars or the Canadian Dollar Equivalent or, at the option of the Board of Directors, payable by the delivery of such non-cash items;

      provided that (i) any such IPC Delaware Common Share shall be duly issued as fully paid and non-assessable, free and clear of any lien, hypothec, pledge, claim, encumbrance, security interest or adverse claim or interest other man those under applicable securities laws and (ii) such consideration shall be paid less any amounts required to be deducted and withheld therefrom pursuant to Section 12.1 hereof, and all without interest.

      "CONVERTIBLE VOTING SHARES" means the convertible voting shares in the capital of the Company having the rights, privileges and restrictions set forth herein.

      "CURRENT MARKET PRICE" has the meaning ascribed thereto in the Exchangeable Share Provisions.

      "DIVIDEND AMOUNT" means an amount equal to and in satisfaction of all declared and unpaid dividends or distributions on any Convertible Voting Share on any dividend or distribution record date which occurred on or prior to the effective time of an action described in the definition of "Convertible Voting Share Consideration" in these share provisions.

      "ECONOMIC EQUIVALENT" has the meaning provided in Section 3.2 hereof.

      "EFFECTIVE DATE" means the date of first issue of the Convertible Voting Shares.

      "EXCHANGE AGREEMENT" means that certain Exchange Agreement between IPC Delaware, the Company and certain shareholders of the Company to be entered into contemporaneously with the first issue of Convertible Voting Shares.

      "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares.

      "EXCHANGEABLE SHARES" means the non-voting exchangeable shares in the capital of the Company issuable upon conversion of the Convertible Voting Shares.

      "HOLDER" means a holder of Convertible Voting Shares shown from time to time in the register maintained by or on behalf of the Company in respect of the Convertible Voting Shares.

      "IPC DELAWARE" means IntelliPharmaCeutics Ltd., a Delaware corporation, and includes any successor corporation.

      "IPC DELAWARE COMMON SHARES" means the shares of common stock in the capital of IPC Delaware, par value US$0.001 per share and any other shares or other securities into which such shares may be changed or converted.

      "IPC DELAWARE DIVIDEND DECLARATION DATE" means the date on which the board of directors of IPC Delaware declares any dividend on the IPC Delaware Common Shares.

      "LIQUIDATION AMOUNT" has the meaning provided in Section 5.1 hereof.

      "LIQUIDATION DATE" has the meaning provided in Section 5.1 hereof.

      "SUBSIDIARY" or "SUBSIDIARIES", in relation to any person, means any body corporate, partnership, joint venture, association or other entity of which more than 50% of the total voting power of shares or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by such person.

      "TOTAL CONVERTIBLE VOTING SHARE CONSIDERATION" means at a particular time the Convertible Voting Share Consideration per Convertible Voting Share at that time multiplied by the number of Convertible Voting Shares in respect of which the Convertible Voting Share Consideration is paid or is payable at that time.

      "TOTAL LIQUIDATION AMOUNT" has the meaning provided in Section 5.1 hereto.

      "VOTING AND SUPPORT AGREEMENT" means the agreement in respect of, among other things, the Convertible Voting Shares to be made between IPC Delaware and the Company as of the Effective Date, as it may be amended from time to time.

                                    ARTICLE 2
                      RANKING OF CONVERTIBLE VOTING SHARES

SECTION 2.1 RANKING.

In accordance with ARTICLE 5, the Convertible Voting Shares shall be entitled to a preference over the Common Shares, the and any other shares which by their terms rank junior to the Convertible Voting Shares, but shall rank pari passu with the Exchangeable Shares, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.

In the event that the Board of Directors desire to declare a dividend on the Convertible Voting Shares in accordance with Section 3.1 hereof, such dividends shall neither be declared nor paid unless a dividend is also declared and paid on the Exchangeable Shares at the same time, in equal amounts per share to the dividend so declared on the Convertible Voting Shares (unless the holders of the Exchangeable Shares otherwise consent in writing).

In the event that rights are conferred upon the holders of the Convertible Voting Shares pursuant to Sections 10.1 or 10.2 as a result of IPC Delaware taking any of the actions in Sections 10.1 or 10.2, such similar rights as are conferred upon the holders of the Exchangeable Shares under Section 10.1 or 10.2, as the case may be, of the Exchangeable Share Provisions shall be exercised at the same time as the exercise of such rights conferred upon the holders of the Convertible Voting Shares.

                                   ARTICLE 3
                                   DIVIDENDS

SECTION 3.1 DIVIDENDS.

A Holder shall be entitled to receive, and the Board of Directors shall (subject to applicable law) declare, a dividend on each Convertible Voting Share on each IPC Delaware Dividend Declaration Date (which shall be paid in accordance with Section 3.4):

      (a) in the case of a cash dividend declared on the IPC Delaware Common Shares, in an amount in cash for each Convertible Voting Share in US dollars, or the Canadian Dollar Equivalent thereof on the IPC Delaware Dividend Declaration Date, in each case, equal to the cash dividend declared on each IPC Delaware Common Share;

      (b) in the case of a stock dividend declared on the IPC Delaware Common Shares to be paid in IPC Delaware Common Shares, by the issuance by the Company of such number of Convertible Voting Shares for each Convertible Voting Share as is equal to the number of IPC Delaware Common Shares to be paid on each IPC Delaware Common Share;

      (c) in the case of a dividend declared on the IPC Delaware Common Shares in property other than cash or IPC Delaware Common Shares, in such type and amount of property for each Convertible Voting Share as is the same as or the Economic Equivalent of the type and amount of property declared as a dividend on each IPC Delaware Common Share; or

      (d) in the case of a dividend declared on the IPC Delaware Common Shares to be paid in securities of IPC Delaware other than IPC Delaware Common Shares, in such number of either such securities or economically and legally equivalent securities of the Company, as the Board of Directors determines, for each Convertible Voting Share as is equal to the number of securities of IPC Delaware to be paid on each share or IPC Delaware Common Shares.

Such dividends shall be paid out of money, assets or property of the Company properly applicable to the payment of dividends, or out of authorized but unissued shares of the Company, as applicable. Any dividend which should have been declared on the Convertible Voting Shares pursuant to this Section 3.1 but was not so declared due to the provisions of applicable law shall be declared and paid by the Company as soon as payment of such dividend is permitted by such law.

SECTION 3.2 DETERMINATION OF ECONOMIC EQUIVALENCE.

The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the Board of Directors may require) what the "ECONOMIC EQUIVALENT" or the "economical and legal equivalent" is for the purposes of these share provisions and each such determination shall be conclusive and binding. In making such determination, the following factors shall (without excluding other factors determined by the Board of Directors to be relevant) be considered by the Board of Directors:

      (a) in the case of a distribution payable in IPC Delaware Common Shares (other than in the case of a stock dividend), the number of such shares issued in proportion to the number of IPC Delaware Common Shares previously outstanding;

      (b) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase IPC Delaware Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IPC Delaware Common Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price of a IPC Delaware Common Share;

      (c) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of IPC Delaware of any class other than IPC Delaware Common Shares, any rights, options or warrants other than those referred to in Section 3.2(b), any evidences of indebtedness of IPC Delaware or any assets of IPC Delaware), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding IPC Delaware Common Share and the Current Market Price of a IPC Delaware Common Share;

      (d) in the case of any subdivision, redivision or change of the then-outstanding IPC Delaware Common Shares into a greater number of IPC Delaware Common Shares or the reduction, combination, consolidation or change of the then-outstanding IPC Delaware Common Shares into a lesser number of IPC Delaware Common Shares or any amalgamation, merger, reorganization or other transaction affecting IPC Delaware Common Shares, the effect thereof upon the then-outstanding IPC Delaware Common Shares; and

      (e) in all such cases, the general taxation consequences of the relevant event to the Holders to the extent that such consequences may differ from the taxation consequences to the holders of IPC Delaware Common Shares as a result of differences between the taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of Holders).

SECTION 3.3 PAYMENT OF DIVIDENDS.

Cheques of the Company payable at any branch of the bankers of the Company shall be issued in respect of any cash dividends contemplated by Section 3.1(a) hereof and the sending of such a cheque to each holder of a Convertible Voting Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Convertible Voting Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3.1(b) or (d) hereof and the sending of such a certificate to each holder of a Convertible Voting Share shall satisfy the stock dividend represented thereby or dividend payable in other securities represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1(c) hereof shall be issued, distributed or transferred by the Company in such manner as it shall determine and the issuance, distribution or transfer thereof by the Company to each holder of a Convertible Voting Share shall satisfy the dividend represented thereby. No holder of a Convertible Voting Share shall be entitled to recover by action or other legal process against the Company any dividend that is represented by a cheque that has not been duly presented to the Company's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

SECTION 3.4 RECORD AND PAYMENT DATES.

The record date for the determination of the Holders entitled to receive payment of, and the payment date for, any dividend declared on the Convertible Voting Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the IPC Delaware Common Shares.

                                    ARTICLE 4
                              CERTAIN RESTRICTIONS

SECTION 4.1 PROHIBITED ACTS.

So long as any of the Convertible Voting Shares are outstanding, the Company shall not at any time without, but may at any time with, the approval of the Holders given as specified in Section 9.2 hereof:

      (a) amend the constating documents of the Company in a manner which would prejudicially or adversely affect the holders of Convertible Voting Shares in any respect; or

      (b) initiate the voluntary liquidation, dissolution or winding-up of the Company nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of the Company; or

      (c) issue any further Convertible Voting Shares or Exchangeable Shares, or any other shares or securities of the Company ranking equally with, or superior to, the Convertible Voting Shares, to any person, other than as contemplated by the Exchange Agreement, these Convertible Voting Share Provisions or the Exchangeable Share Provisions.

SECTION 4.2 RESTRICTIONS IF DIVIDENDS UNPAID.

So long as any of the Convertible Voting Shares are outstanding and any dividends required to have been declared and paid on the outstanding Convertible Voting Shares pursuant to ARTICLE 3 have not been declared and paid in full, the Company shall not at any time without, but may at any time with, the approval of the Holders given as specified in Section 9.2 hereof:

      (a) pay any dividends on the Common Shares, or any other shares ranking junior to the Convertible Voting Shares other than share dividends payable in any such other shares ranking junior to the Convertible Voting Shares;

      (b) redeem, or purchase, or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Convertible Voting Shares with respect to the payment of dividends or on any liquidation distribution;

      (c) redeem, or purchase, any other shares of the Company ranking equally with the Convertible Voting Shares with respect to the payment of dividends or on any liquidation distribution; or

      (d) issue any Convertible Voting Shares or any shares of the Company ranking equally with, or superior to, the Convertible Voting Shares other than:

            (i) the issue of Exchangeable Shares on the exercise of the conversion right described in ARTICLE 6 hereof; and

            (ii) by way of stock dividends to the Holders or for purposes of implementing the required Economic Equivalent in respect of Convertible Voting Shares as provided in Section 10.1 hereof.

                                   ARTICLE 5
                          DISTRIBUTION ON LIQUIDATION

SECTION 5.1 LIQUIDATION RIGHTS.

In the event of the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, a Holder shall be entitled, subject to applicable law, to receive from the assets of the Company in respect of each Convertible Voting Share held by such Holder on the effective date of such liquidation, dissolution or winding-up (the "LIQUIDATION DATE"), before any distribution of any part of the assets of the Company to the holders of the Common Shares or any other shares ranking junior to the Convertible Voting Shares, an amount equal to the Convertible Voting Share Consideration applicable on the last Business Day prior to the Liquidation Date (the "LIQUIDATION AMOUNT"), which as set forth in Section 5.2 shall be fully paid and satisfied by the delivery by or on behalf of the Company of the Total Convertible Voting Share Consideration representing such Holder's total Liquidation Amount (the "TOTAL LIQUIDATION AMOUNT").

SECTION 5.2 PAYMENT AND DELIVERY OF LIQUIDATION AMOUNT.

On or promptly after the Liquidation Date, the Company shall cause to be delivered to the Holders the Convertible Voting Share Consideration per share representing the Liquidation Amount for each such Convertible Voting Share upon presentation and surrender of the certificates representing such Convertible Voting Shares, together with such other documents and instruments as may be required to effect a transfer of Convertible Voting Shares under the Act and the constating documents of the Company and such additional documents and instruments as the Company may reasonably require, at the principal executive offices of the Company or at such other reasonable place as may be specified by the Board of Directors by notice to the Holders. The Total Convertible Voting Share Consideration representing the Total Liquidation Amount for such Holder's Convertible Voting Shares shall be delivered to such Holder, at the Company's expense, at the address of the Holder recorded in the securities register of the Company for the Convertible Voting Shares, or, if requested by the Holder, by holding for pick-up by the Holder at the place of delivery.

On and after the Liquidation Date, the Holders shall cease to be holders of such Convertible Voting Shares and shall not be entitled to exercise any of the rights of Holders in respect thereof, other than the right to receive their proportionate share of the Total Convertible Voting Share Consideration representing the Total Liquidation Amount, unless payment of the Total Convertible Voting Share Consideration representing the Total Liquidation Amount for such Convertible Voting Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of such Holder shall remain unaffected until the Total Convertible Voting Share Consideration representing the Holder's Total Liquidation Amount has been paid in the manner hereinbefore provided. The Company shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the Total Convertible Voting Share Consideration representing the Total Liquidation Amount in respect of the Convertible Voting Shares represented by certificates that have not at the Liquidation Date been surrendered by the Holders thereof in a custodial account or for safekeeping, in the case of non-cash items, with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the Holders shall be limited to receiving their proportionate share of the Total Convertible Voting Share Consideration representing the Total Liquidation Amount so deposited for such Convertible Voting Shares, against presentation and surrender of such certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Total Convertible Voting Share Consideration, the Holders shall thereafter be considered and deemed for all purposes to be the holders of the IPC Delaware Common Shares delivered to them or the custodian on their behalf.

SECTION 5.3 RIGHTS AFTER LIQUIDATION.

After the Company has satisfied its obligations to pay a Holder the Total Convertible Voting Share Consideration representing the Holder's Total Liquidation Amount, such Holder shall not be entitled to share in any further distribution of the assets of the Company.

Notwithstanding the foregoing, until such payment or deposit of such Holder's Total Liquidation Amount, the Holder shall be deemed to still be a Holder for purposes of all voting rights with respect thereto. Such rights shall remain unaffected until such payment or deposit.

                                    ARTICLE 6
                              CONVERSION BY HOLDER

SECTION 6.1 CONVERSION RIGHTS.

Any Holder shall be entitled at such Holder's option at any time, and from time to time to have all or any of the Convertible Voting Shares held by such Holder converted into Exchangeable Shares as the same shall be constituted at the time of conversion upon the basis of one Exchangeable Share for each Convertible Voting Share in respect of which the conversion right is exercised; provided that on conversion of any Convertible Voting Shares, the Holders thereof will not be entitled to any adjustment of dividends on such Convertible Voting Shares or on the Exchangeable Shares issuable on conversion. To effect such conversion right, the Holder shall present and surrender at the principal executive offices of the Company or at such other reasonable place as may be specified by the Board of Directors by notice to the holders of Convertible Voting Shares the certificate or certificates representing the Convertible Voting Shares in respect of which the Holder thereof desires to exercise such right of conversion, together with such other documents and instruments as may be required to effect a conversion of Convertible Voting Shares under the Act and the constating documents of the Company and such additional documents and instruments as the Company may reasonable require, and together with a duly executed statement (the "Conversion Request") in the form of Exhibit "A" hereto or in such other form as may be acceptable to the Company:

      (a) specifying that the Holder desires to have all or any number specified therein of the Convertible Voting Shares represented by such certificate or certificates (the "Converted Shares") converted into Exchangeable Shares; and

      (b) stating the date on which the Holder desires to have the Converted Shares converted into Exchangeable Shares (the "Conversion Date") which shall be the 30th day (or, if such day is not a Business Day, the first Business Day thereafter) after the date on which the Conversion Request is received by the Company.

The Conversion Request shall be executed by the person registered on the books of the Company as the holder of the Convertible Voting Shares in respect of which such right is being exercised or by his duly authorized attorney. The Holder shall also pay any governmental, transfer or other tax imposed in respect of such conversion. Upon receipt of such notice, the Company shall issue certificates representing the Exchangeable Shares upon the basis above prescribed and in accordance with the provisions hereof to the registered holder of the Convertible Voting Shares represented by the certificate accompanying such notice. If less than all of the Convertible Voting Shares represented by any certificate are to be converted, the Holder shall be entitled to receive a new certificate for the Convertible Voting Shares representing the shares comprised in the original certificate which are not to be converted. All Exchangeable Shares resulting from any conversion provided for herein shall be fully paid and assessable.

                                    ARTICLE 7
                            PURCHASE FOR CANCELLATION

SECTION 7.1 PURCHASE FOR CANCELLATION.

Subject to applicable law, the Company may at any time and from time to time purchase for cancellation all or any part of the Convertible Voting Shares by private contract with any Holder, including all rights to any declared and unpaid dividends or distributions thereon, at any price agreed to between the Company and such Holder.

                                    ARTICLE 8
                                  VOTING RIGHTS

SECTION 8.1 VOTING RIGHTS.

The Holders shall be entitled to receive notice of and to attend all meetings of the shareholders of the Company and to one vote at any such meeting in respect of each Convertible Voting Share held.

                                    ARTICLE 9
                             AMENDMENT AND APPROVAL

SECTION 9.1 HOLDER APPROVAL.

The rights, privileges, restrictions and conditions attaching to the Convertible Voting Shares may be added to, changed or removed, only with the approval of the holders of the Convertible Voting Shares (excluding Convertible Voting Shares beneficially owned by IPC Delaware or its Subsidiaries) voting separately as a class, given as hereinafter specified.

SECTION 9.2 QUORUM.

Any approval given by the Holders to add to, change or remove any right, privilege, restriction or condition attaching to the Convertible Voting Shares or any other matter requiring the approval or consent of the Holders shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law, provided, however, that such approval must be evidenced by a resolution passed by not less than 66 2/3% (excluding Convertible Voting Shares beneficially owned by IPC Delaware or its Subsidiaries) of the votes cast on such resolution by persons represented in person or by proxy or such other authorized person at a meeting of Holders duly called and held at which the Holders of at least 50% of the Convertible Voting Shares outstanding at that time are present or represented by proxy or such other authorized person (excluding Convertible Voting Shares beneficially owned by IPC Delaware or its Subsidiaries) or by a written resolution signed by the Holders of the then-outstanding Convertible Voting Shares (excluding Convertible Voting Shares beneficially owned by IPC Delaware or its Subsidiaries). If at any such meeting the Holders of at least 50% of the Convertible Voting Shares outstanding at that time are not present or represented by proxy or such other authorized person within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than ten days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the Holders present or represented by proxy or such other authorized person thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the votes cast on such resolution by persons represented in person or by proxy or such other authorized person at such meeting (excluding Convertible Voting Shares beneficially owned by IPC Delaware or its Subsidiaries) shall constitute the approval or consent of the Holders. For the purposes of this Section, any spoiled votes, illegible votes, defective votes and abstinences shall be deemed to be votes not cast.

                                   ARTICLE 10
               RECIPROCAL CHANGES, ETC. IN RESPECT OF IPC DELAWARE
                                  COMMON SHARES

SECTION 10.1

In the event IPC Delaware takes any of the following actions:

      (a) issues or distributes IPC Delaware Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IPC Delaware Common Shares) to the holders of all or substantially all of the then-outstanding IPC Delaware Common Shares by way of stock dividend or other distribution, other than an issue of IPC Delaware Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IPC Delaware Common Shares) to holders of IPC Delaware Common Shares who exercise an option to receive dividends in IPC Delaware Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IPC Delaware Common Shares) in lieu of receiving cash dividends; or

      (b) issues or distributes rights, options or warrants to the holders of all or substantially all of the then-outstanding IPC Delaware Common Shares entitling them to subscribe for or to purchase IPC Delaware Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IPC Delaware Common Shares); or

      (c) issues or distributes to the holders of all or substantially all of the then-outstanding IPC Delaware Common Shares, (i) shares or securities of IPC Delaware of any class other than IPC Delaware Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire IPC Delaware Common Shares), (ii) rights, options or warrants other than those referred to in Section 10.1(a) above, (iii) evidences of indebtedness of IPC Delaware, or
            (iv) assets of IPC Delaware,

the Company will ensure that the Economic Equivalent on a per share basis of such rights, options, securities, shares, evidence of indebtedness or other assets shall be issued or distributed, in accordance with applicable law simultaneously to holders of Convertible Voting Shares.

SECTION 10.2

In the event IPC Delaware takes any of the following actions:

      (a) subdivides, redivides or changes the then-outstanding IPC Delaware Common Shares into a greater number of IPC Delaware Common Shares; or

      (b) reduces, combines, consolidates or changes the then-outstanding IPC Delaware Common Shares into a lesser number of IPC Delaware Common Shares; or

      (c) reclassifies or otherwise changes any of the terms and conditions of the IPC Delaware Common Shares, or effects an amalgamation, merger, reorganization or other transaction affecting IPC Delaware Common Shares, the Company will provide at least 7 days prior written notice thereof to the Holders and take all steps necessary to ensure that the same or an Economically Equivalent change shall simultaneously be made to, or in the rights of the Holders as provided for in these share provisions and will submit same to the Holders for their approval in the manner provided in ARTICLE 9 hereof.

The Company will, to the extent required, upon due notice from IPC Delaware, take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by the Company, or subdivisions, redivisions or changes are made to the Convertible Voting Shares, in order to implement the required Economic Equivalent with respect to the IPC Delaware Common Shares and Convertible Voting Shares as provided for in these share provisions and will, submit same to the Holders for their approval in the manner provided in ARTICLE 9 hereof.

                                   ARTICLE 11
               ACTIONS BY THE COMPANY UNDER THE VOTING AND SUPPORT
                      AGREEMENT AND THE EXCHANGE AGREEMENT

SECTION 11.1

The Company will take all actions and do all such things as shall be necessary or advisable, and will take all reasonable efforts to perform and comply with and to ensure performance and compliance by IPC Delaware and the Company with all provisions of the Voting and Support Agreement and the Exchange Agreement applicable to IPC Delaware and the Company, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Company and the Holders, all rights and benefits in favour of the Company and the Holders under or pursuant thereto.

SECTION 11.2

The Company will not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its obligations under, the Voting and Support Agreement or the Exchange Agreement without the approval of the Holders (other than IPC Delaware or any of its Subsidiaries) given in accordance with Section
9.2 hereof other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purpose of:

      (a) adding to the covenants of the other party or parties to such agreement for the protection of the Holders (other than IPC Delaware or any of its Subsidiaries); or

      (b) making such provisions or modifications not inconsistent with the spirit and intent of such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, after consultation with counsel, it may be expedient to make, provided that such provisions and modifications will not be prejudicial or adverse to the interests of any Holder; or

      (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Company, are required for the purpose of curing or correcting any defect or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections win not be prejudicial or adverse to the interests of any Holder.

                                   ARTICLE 12
                               WITHHOLDING RIGHTS

SECTION 12.1 WITHHOLDING RIGHTS.

The Company and IPC Delaware, as the case may be, shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any Holder such amounts as the Company or IPC Delaware, as the case may be, is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States tax laws or any other relevant provisions of provincial, state, local or foreign tax laws, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to such Holder in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate tax authority. To the extent that such amount so required to be deducted or withheld from any payment to a Holder exceeds the cash portion of the consideration otherwise payable to the Holder, the Company or IPC Delaware, as the case may be, shall promptly notify the Holder and unless such Holder remits the difference in cash to the Company or IPC Delaware, as the case may be, before the tax amount is required to be remitted to the tax authority, then the Company or IPC Delaware, as the case may be, may sell or otherwise dispose of such portion of the consideration (including, without limitation, any of the IPC Delaware Common Shares) as is necessary to provide sufficient funds to the Company or IPC Delaware, as the case may be, to enable it to comply with such deduction or withholding requirement and the Company or IPC Delaware, as the case may be, shall give an accounting to the Holder with respect thereto and shall pay over to such Holder and remit any unapplied balance of the net proceeds of such sale that was not remitted to such tax authority in satisfaction of a deducting or withholding requirement.

In order to assist the Company and IPC Delaware, as the case may be, in complying with any such deduction and withholding requirement, the relevant Holder shall, to the extent applicable, deliver to the Company or IPC Delaware, as the case may be, (i) if such Holder is an individual, trust or corporation, a declaration sworn by the individual, a trustee or a director, as the case may be, before a notary or commissioner for oaths to the effect that such Holder is not, and will not be, on the date of payment, a non-resident of Canada for the purposes of the Income Tax Act (Canada) or (ii) if such Holder is a partnership, a declaration sworn by a general partner before a notary or commissioner for oaths to the effect that such Holder is a Canadian partnership, as defined in the Income Tax Act (Canada).

                                   ARTICLE 13
                                 MISCELLANEOUS

SECTION 13.1 NOTICE TO THE COMPANY.

Any notice, request or other communication to be given to the Company by a Holder shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or delivery to the principal executive offices of the Company or at such other reasonable place as may be specified by the Board of Directors by notice to the Holders, and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy, facsimile or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Company.

SECTION 13.2 MANNER AND RISK OF SURRENDER.

Any presentation and surrender by a Holder to the Company of certificates representing Convertible Voting Shares in connection with the liquidation, dissolution or winding-up of the Company or the conversion of Convertible Voting Shares shall be made by registered mail (postage prepaid) or by delivery to the principal executive offices of the Company or at such other reasonable place as may be specified by the Board of Directors by notice to the Holders, in each case addressed to the attention of the President of the Company. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Company, as the case may be, and the method of any such presentation and surrender of certificates shall be at the sole risk of the Holder, mailing the same.

SECTION 13.3 NOTICE TO HOLDERS.

Any notice, request or other communication to be given to a Holder by or on behalf of the Company shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or delivery to the address of the Holder recorded in the securities register of the Company or, in the event of the address of any such Holder not being so recorded, then at the last known address of such Holder. Any such notice, request or other communication, if given by mail or telecopy, shall only be deemed to have been given and received on the second Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more Holders shall not invalidate or otherwise alter or affect any action or proceeding to be or intended to be taken by the Company.

SECTION 13.4 CONFLICT OR INCONSISTENCY

In the event of any inconsistency or conflict between all (or part of) a right, privilege, restriction, or condition attaching to the Convertible Voting Shares and all (or part of) an Article of the Articles of Association of the Company, that right, privilege, restriction, or condition, or part thereof, as the case may be, attaching to the Convertible Voting Shares shall to the extent of such inconsistency or conflict govern.

                                   EXHIBIT "A"
                               CONVERSION REQUEST

TO:   IntelliPharmaCeutics Corp. (the "COMPANY")

This notice is given pursuant to ARTICLE 6 of the provisions (the "CONVERTIBLE VOTING SHARE PROVISIONS") attaching to the Convertible Voting Shares of the Company represented by this certificate and all capitalized words and expressions used in this notice which are defined in the Convertible Voting Share Provisions have the meaning attributed to such words and expressions in such Convertible Voting Share Provisions.

The undersigned hereby notifies the Company that the undersigned desires to convert into Exchangeable Shares in accordance with ARTICLE 6 of the Convertible Voting Share Provisions:

[ ]   all share(s) represented by this certificate; or

[ ]   __ share(s) only.

[ ] Please check box if the certificate representing the Exchangeable Shares is to be held for pick-up by the shareholder at the principal executive offices of the Company or at such other reasonable place as may be specified by the Board of Directors by notice to the Holders, failing which the securities and any cheque(s) or other non-cash assets will be delivered to the shareholder, at the Company's expense in accordance with the Convertible Voting Share Provisions.

NOTE: This panel must be completed and the accompanying share certificate(s), together with such additional documents as the Company may reasonably require, must be deposited with the Company at its principal executive offices or at such other reasonable place as may be specified by the Board of Directors by notice to the holders of Convertible Voting Shares. The Exchangeable Shares will be issued and registered in, and made payable to, or transferred into, respectively, the name of the shareholder as it appears on the register of the Company and the securities, cheque(s) and other non-cash assets resulting from such redemption or purchase will be delivered to the shareholder in accordance with the Convertible Share Provisions.

Date

Name of person in whose name securities or cheque(s) or other non-cash assets are to be registered, issued or delivered
(PLEASE PRINT)

________________________________________
 Street Address or P.O. Box

________________________________________
 City, Province and Postal Code

________________________________________
 Signature of Shareholder

________________________________________
Signature guaranteed by

NOTE: If this conversion request is for less than all of the share(s) represented by this certificate, a certificate representing the remaining shares of the Company will be issued and registered, at the Company's expense in the name of the shareholder as it appears on the register of the Company, unless the share certificate is duly endorsed for transfer in respect of such shares.

                                   SCHEDULE "B"
                         EXCHANGEABLE SHARE PROVISIONS

                                 SCHEDULE " B"

                          EXCHANGEABLE SHARE PROVISIONS

The Exchangeable Shares in the capital of the Company shall have the following rights, privileges, restrictions and conditions:

                                    ARTICLE 1
                                 INTERPRETATION

SECTION 1.1 DEFINITIONS.

In these share provisions, the following terms have the following meanings:

      "ACT" means the Companies Act (Nova Scotia), as amended, consolidated or re-enacted from time to time.

      "BOARD OF DIRECTORS" means the board of directors of the Company.

      "BUSINESS DAY" means any day, other man a Saturday, a Sunday or a day when banks are not generally open for business in Toronto, Ontario.

      "CALL RIGHTS" has the meaning provided in the Exchange Agreement.

      "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a currency other than Canadian dollars (the "FOREIGN CURRENCY AMOUNT"), at any date, the product obtained by multiplying:

      (a) the Foreign Currency Amount, by

      (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such noon spot exchange rate on the Business Day most recently preceding on such date, or, if no such noon spot exchange rate is reported by the Bank of Canada, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors acting reasonably to be appropriate for such purpose.

      "COMMON SHARES" means the common shares in the capital of the Company and any other securities into which such shares may be changed.

      "CONVERTIBLE VOTING SHARES" means the convertible voting shares in the capital of the Company each of which entitles the holder thereof to receive one Exchangeable Share upon conversion.

      "CONVERTIBLE VOTING SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Convertible Voting Shares.

      "COMPANY" means IntelliPharmaCeutics Corp., a company amalgamated and existing under the Act, and includes any successor company.

      "CURRENT MARKET PRICE" means, in respect of a IPC Delaware Common Share on any date, the average closing price per IPC Delaware Common Share over the period of 30 consecutive trading days ending five trading days before such date on such national stock exchange in the United States on which the IPC Delaware Common Shares are listed and posted for trading which has the highest volume of trading in such shares in the relevant period (the "RELEVANT EXCHANGE") or, if IPC Delaware Common Shares are not then listed on a national stock exchange in the United States, on such other principal stock exchange or automated quotation system on which IPC Delaware Common Shares are listed or quoted, as the case may be, as may be selected by the board of directors of IPC Delaware for such purpose; provided, however, that if there is no public distribution or trading activity of IPC Delaware Common Shares during such period, then the Current Market Price of a IPC Delaware Common Share shall be the fair market value of the IPC Delaware Common Share as determined by the board of directors of IPC Delaware in good faith based upon the advice of such qualified independent financial advisors as the board of directors of IPC Delaware in good faith may deem to be appropriate, and provided further that any such selection, opinion or determination by the board of directors of IPC Delaware shall be conclusive and binding.

      "DIVIDEND AMOUNT" means an amount equal to and in satisfaction of all declared and unpaid dividends or distributions on any Exchangeable Share (or any Convertible Share upon the conversion of which the Exchangeable Share was issued) on any dividend or distribution record date which occurred on or prior to the effective time of any action described in the definition of "Exchangeable Share Consideration" in these share provisions.

      "ECONOMIC EQUIVALENT" has the meaning provided in Section 3.2 hereof.

      "EFFECTIVE DATE" means the date of first issue of the Convertible Voting Shares.

      "EXCHANGE AGREEMENT" means that certain Exchange Agreement between IPC Delaware, the Company and certain shareholders of the Company to be entered into contemporaneously with the first issue of Convertible Voting Shares.

      "EXCHANGEABLE SHARE CONSIDERATION" means, with respect to each Exchangeable Share, for any action which is an acquisition of, or redemption of, or distribution of assets of the Company in respect of, the Exchangeable Share or purchase of the Exchangeable Share by the Company or by IPC Delaware or a Subsidiary of IPC Delaware pursuant to the Exchange Agreement or hereunder or otherwise, the aggregate of the following:

      (a) the Current Market Price of one IPC Delaware Common Share, such consideration to be fully paid, non-assessable, free and clear of any lien, claim or encumbrance and satisfied by the delivery of one IPC Delaware Common Share to be registered in the name of the Holder, as evidenced by a certificate representing the aggregate number of such IPC Delaware Common Shares; plus

      (b) the Dividend Amount payable in U.S. dollars or the Canadian Dollar Equivalent by means of a cheque payable at any branch of the bankers of the payor; plus

      (c) unless the corresponding equivalent dividend has already been declared pursuant to Section 3.1 of these share provisions or
            Section 3.1 of the Convertible Voting Share Provisions, as the case may be, on the Exchangeable Share (or the Convertible Voting Share upon the conversion of which the Exchangeable Share was issued), the amount of all cash dividends declared by IPC Delaware on a IPC Delaware Common Share on or prior to the effective time of any such action, payable in U.S. dollars or the Canadian Dollar Equivalent by means of a cheque payable at any branch of the bankers of the payor; plus

      (d) unless the corresponding equivalent dividend has already been declared pursuant to Section 3.1 of these share provisions or
            Section 3.1 of the Convertible Voting Share Provisions, as the case may be, on the Exchangeable Share (or the Convertible Voting Share upon the conversion of which the Exchangeable Share was issued), the amount of all declared non-cash dividends or other distributions by IPC Delaware on a IPC Delaware Common Share on or prior to the effective time of any such action, payable by means of a cheque payable at any branch of the bankers of the payor in an amount equal to the fair market value of the property distributed on the effective date of the relevant action in U.S. dollars or the Canadian Dollar Equivalent or, at the option of the Board of Directors, payable by the delivery of such non-cash items;

      provided that (i) any such IPC Delaware Common Share shall be duly issued as fully paid and non-assessable, free and clear of any lien, hypothec, pledge, claim, encumbrance, security interest or adverse claim or interest other than those under applicable securities laws and (ii) such consideration shall be paid less any amounts required to be deducted and withheld therefrom pursuant to Section 12.3 hereof, and all without interest.

      "EXCHANGEABLE SHARES" means the non-voting exchangeable shares in the capital of the Company having the rights, privileges, restrictions and conditions set forth herein.

      "HOLDER" means a holder of Exchangeable Shares shown from time to time in the register maintained by or on behalf of the Company in respect of the Exchangeable Shares.

      "IPC DELAWARE" means IntelliPharmaCeutics Ltd., a Delaware corporation, and includes any successor corporation.

      "IPC DELAWARE COMMON SHARES" means the shares of common stock in the capital of IPC Delaware, par value US$.001 per share and any other shares or other securities into which such shares may be changed or converted.

      "IPC DELAWARE DIVIDEND DECLARATION DATE" means the date on which the board of directors of IPC Delaware declares any dividend on the PC Delaware Common Shares.

      "IPC DELAWARE SPECIAL VOTING SHARES" means the shares of non-participating Special Voting Stock in the capital of IPC Delaware, par value US$.001 per share.

      "LIQUIDATION AMOUNT" has the meaning provided in Section 5.1 hereof.

      "LIQUIDATION CALL RIGHT" has the meaning provided in the Exchange
      Agreement.

      "LIQUIDATION DATE" has the meaning provided in Section 5.1 hereof.

      "REDEEMED SHARES" has the meaning provided in Section 6.1 hereof.

      "REDEMPTION CALL RIGHT" has the meaning provided in the Exchange
      Agreement.

      "REDEMPTION DATE" has the meaning provided in Section 6.1(b) hereof.

      "REDEMPTION PRICE" has the meaning provided in Section 6.1 hereof.

      "REDEMPTION PUT REQUEST" has the meaning provided in Section 6.1 hereof.

      "SUBSIDIARY" or "SUBSIDIARIES", in relation to any person, means any body corporate, partnership, joint venture, association or other entity of which more than 50% of the total voting power of shares or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by such person.

      "TOTAL EXCHANGEABLE SHARE CONSIDERATION" means at a particular time, the Exchangeable Share Consideration per Exchangeable Share at that time multiplied by the number of Exchangeable Shares in respect of which the Exchangeable Consideration is paid or is payable at that time.

      "TOTAL LIQUIDATION AMOUNT" has the meaning provided in Section 5.1 hereof.

      "TOTAL REDEMPTION PRICE" has the meaning provided in Section 6.1 hereof.

      "VOTING AND SUPPORT AGREEMENT" means the agreement in respect of, among other things, the Exchangeable Shares to be made between IPC Delaware and the Company as of the Effective Date, as it may be amended from time to time.

                                    ARTICLE 2
                         RANKING OF EXCHANGEABLE SHARES

SECTION 2.1 RANKING.

In accordance with Article 5, the Exchangeable Shares shall be entitled to a preference over the Common Shares, the Preferred Shares and any other shares which by their terms rank junior to the Exchangeable Shares, but shall rank pari passu with the Convertible Voting Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.

In the event that the Board of Directors desire to declare a dividend on the Exchangeable Shares in accordance with Section 3.1 hereof, such dividends shall neither be declared nor paid unless a dividend is also declared and paid on the Convertible Voting Shares at the same time, in equal amounts per share to the dividend so declared on the Exchangeable Shares (unless the holders of the Convertible Voting Shares otherwise consent in writing).

In the event that rights are conferred upon the holders of the Exchangeable Shares pursuant to Sections 10.1 or 10.2 as a result of IPC Delaware taking any of the actions in Section 10.1 or 10.2, such similar rights as are conferred upon the holders of the Convertible Voting Shares under Section 10.1 or 10.2, as the case may be, of the Convertible Voting Share Provisions shall be exercised at the same time as the exercise of such rights conferred upon the holders of the Exchangeable Shares.

                                   ARTICLE 3
                                   DIVIDENDS

SECTION 3.1 DIVIDENDS.

A Holder shall be entitled to receive, and the Board of Directors shall (subject to applicable law) declare, a dividend on each Exchangeable Share on each IPC Delaware Dividend Declaration Date (which shall be paid in accordance with Section 3.4):

      (a) in the case of a cash dividend declared on the IPC Delaware Common Shares, in an amount in cash for each Exchangeable Share in US dollars, or the Canadian Dollar Equivalent thereof on the IPC Delaware Dividend Declaration Date, in each case, equal to the cash dividend declared on each IPC Delaware Common Share;

      (b) in the case of a stock dividend declared on the IPC Delaware Common Shares to be paid in IPC Delaware Common Shares, by the issuance by the Company of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of IPC Delaware Common Shares to be paid on each IPC Delaware Common Share;

      (c) in the case of a dividend declared on the IPC Delaware Common Shares in property other than cash or IPC Delaware Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or the Economic Equivalent of the type and amount of property declared as a dividend on each IPC Delaware Common Share; or

      (d) in the case of a dividend declared on the IPC Delaware Common Shares to be paid in securities of IPC Delaware other than IPC Delaware Common Shares, in such number of either such securities or economically and legally equivalent securities of the Company, as the Board of Directors determines, for each Exchangeable Share as is equal to the number of securities of IPC Delaware to be paid on each share or IPC Delaware Common Shares.

Such dividends shall be paid out of money, assets or property of the Company properly applicable to the payment of dividends, or out of authorized but unissued shares of the Company, as applicable. Any dividend which should have been declared on the Exchangeable Shares pursuant to this Section 3.1 but was not so declared due to the provisions of applicable law shall be declared and paid by the Company as soon as payment of such dividend is permitted by such law.

SECTION 3.2 DETERMINATION OF ECONOMIC EQUIVALENCE.

The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the Board of Directors may require) what the "ECONOMIC EQUIVALENT" or the economical and legal equivalent is for the purposes of these share provisions and each such determination shall be conclusive and binding. In making such determination, the following factors shall (without excluding other factors determined by the Board of Directors to be relevant) be considered by the Board of Directors:

      (a) in the case of a distribution payable in IPC Delaware Common Shares (other than in the case of a stock dividend), the number of such shares issued in proportion to the number of IPC Delaware Common Shares previously outstanding;

      (b) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase IPC Delaware Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IPC Delaware Common Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price of a IPC Delaware Common Share;

      (c) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of IPC Delaware of any class other than IPC Delaware Common Shares, any rights, options or warrants other than those referred to in Section 3.2(b), any evidences of indebtedness of IPC Delaware or any assets of IPC Delaware), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding IPC Delaware Common Share and the Current Market Price of a IPC Delaware Common Share;

      (d) in the case of any subdivision, redivision or change of the then-outstanding IPC Delaware Common Shares into a greater number of IPC Delaware Common Shares or the reduction, combination, consolidation or change of the then-outstanding IPC Delaware Common Shares into a lesser number of IPC Delaware Common Shares or any amalgamation, merger, reorganization or other transaction affecting IPC Delaware Common Shares, the effect thereof upon the then-outstanding IPC Delaware Common Shares; and

      (e) in all such cases, the general taxation consequences of the relevant event to the Holders to the extent that such consequences may differ from the taxation consequences to the holders of IPC Delaware Common Shares as a result of differences between the taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of Holders).

SECTION 3.3 PAYMENT OF DIVIDENDS.

Cheques of the Company payable at any branch of the bankers of the Company shall be issued in respect of any cash dividends contemplated by Section 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3.1(b) or (d) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby or dividend payable in other securities represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1(c) hereof shall be issued, distributed or transferred by the Company in such manner as it shall determine and the issuance, distribution or transfer thereof by the Company to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Company any dividend that is represented by a cheque that has not been duly presented to the Company's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

SECTION 3.4 RECORD AND PAYMENT DATES.

The record date for the determination of the Holders entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the IPC Delaware Common Shares.

                                    ARTICLE 4
                              CERTAIN RESTRICTIONS

SECTION 4.1 PROHIBITED ACTS.

So long as any of the Exchangeable Shares are outstanding, the Company shall not at any time without, but may at any time with, the approval of the Holders given as specified in Section 9.2 hereof:

      (a) amend the constating documents of the Company in a manner which would prejudicially or adversely affect the holders of Exchangeable Shares in any respect; or

      (b) initiate the voluntary liquidation, dissolution or winding-up of the Company nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of the Company; or

      (c) issue any further Convertible Voting Shares or Exchangeable Shares, or any other shares or securities of the Company ranking equally with, or superior to, the Exchangeable Shares, to any person, other than as contemplated by these share provisions, the Convertible Voting Share Provisions or the Exchange Agreement.

SECTION 4.2 RESTRICTIONS IF DIVIDENDS UNPAID.

So long as any of the Exchangeable Shares are outstanding and any dividends required to have been declared and paid on the outstanding Exchangeable Shares pursuant to Article 3 have not been declared and paid in full, the Company shall not at any time without, but may at any time with, the approval of the Holders given as specified in Section 9.2 hereof.

      (a) pay any dividends on the Common Shares, or any other shares ranking junior to the Exchangeable Shares other than share dividends payable in any such other shares ranking junior to the Exchangeable Shares;

      (b) redeem, or purchase, or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution;

      (c) redeem, or purchase, any other shares of the Company ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

      (d) issue any Exchangeable Shares or any shares of the Company ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the

            Holders or for purposes of implementing the required Economic Equivalent in respect of Exchangeable Shares as provided in Section
            10.1 hereof.

                                    ARTICLE 5
                           DISTRIBUTION ON LIQUIDATION

SECTION 5.1 LIQUIDATION RIGHTS.

In the event of the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, a Holder shall be entitled, subject to applicable law and the Liquidation Call Right as set forth in the Exchange Agreement, to receive from the assets of the Company in respect of each Exchangeable Shares held by such Holder on the effective date such liquidation, dissolution or winding-up (the "LIQUIDATION DATE"), before any distribution of any part of the assets of the Company to the holders of the Common Shares or any other shares ranking junior to the Exchangeable shares, an amount equal to the Exchangeable Share Consideration applicable on the last Business Day prior to the Liquidation Date (the "LIQUIDATION AMOUNT"), which as set forth in Section
5.2 shall be fully paid and satisfied by the delivery by or on behalf of the Company of the Total Exchangeable Share Consideration in respect of the Holder's Exchangeable Shares representing such Holder's total Liquidation Amount (the "TOTAL LIQUIDATION AMOUNT").

SECTION 5.2 PAYMENT AND DELIVERY OF LIQUIDATION AMOUNT.

On or promptly after the Liquidation Date, and subject to the exercise by IPC Delaware of the Liquidation Call Right, the Company shall cause to be delivered to the Holders the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with the certificate or certificates representing the same number of IPC Delaware Special Voting Shares and together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares and the IPC Delaware Voting Shares under the Act and the constating documents of the Company to effect a transfer of the IPC Delaware Special Voting Shares and such additional documents and instruments as the Company may reasonably require, at the principal executive offices of the Company or at such other reasonable place as may be specified by the Board of Directors by notice to the Holders. The Total Exchangeable Share Consideration representing the Total Liquidation Amount for such Holder's Exchangeable Shares shall be delivered to such Holder, at the Company's expense, at the address of the Holder recorded in the securities register of the Company for the Exchangeable Shares, or, if requested by the Holder, by holding for pick-up by the Holder at the place of delivery.

On and after the Liquidation Date, the Holders shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of Holders in respect thereof, other than the right to receive their proportionate share of the Total Exchangeable Share Consideration representing the Total Liquidation Amount of all such Exchangeable Shares unless payment of the Total Liquidation Amount for a Holder's Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of such Holder shall remain unaffected until the Total Exchangeable Share Consideration representing the Holder's Total Liquidation Amount has been paid in the manner hereinbefore provided. The Company shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the Total Exchangeable Share Consideration representing the Total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the Holders thereof in a custodial account or for safekeeping, in the case of non-cash items, with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the Holders shall be limited to receiving their proportionate share of the Total Exchangeable Share Consideration representing the Total Liquidation Amount so deposited for such Exchangeable Shares, against presentation and surrender of such certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Total Exchangeable Share Consideration, the Holders shall thereafter be considered and deemed for all purposes to be the holders of the IPC Delaware Common Shares delivered to them or the custodian on their behalf.

SECTION 5.3 RIGHTS AFTER LIQUIDATION.

After the Company has satisfied its obligations to pay a Holder the Total Exchangeable Share Consideration representing the Holder's Total Liquidation Amount, such Holder shall not be entitled to share in any further distribution of the assets of the Company.

Notwithstanding the foregoing, until such payment or deposit of such Holder's Total Liquidation Amount, the Holder shall be deemed to still be a Holder for purposes of all voting rights with respect thereto. Such rights shall remain unaffected until such payment or deposit.

                                    ARTICLE 6
                  REDEMPTION OF EXCHANGEABLE SHARES BY HOLDER

SECTION 6.1 REDEMPTION RIGHTS.

A Holder shall be entitled at any time, subject to the exercise by IPC Delaware of the Redemption Call Right as set forth in the Exchange Agreement and applicable law, and otherwise upon compliance with the provisions of this
Article 6, to require the Company to redeem any or all of the Exchangeable Shares registered in the name of such Holder for an amount equal to the Exchangeable Share Consideration for each Exchangeable Share which the Holder desires the Company to redeem (the "REDEEMED SHARES") applicable on the last Business Day prior to the Redemption Date (the "REDEMPTION PRICE"), to be fully paid and satisfied by the delivery by or on behalf of the Company of the Total Exchangeable Share Consideration representing such Holder's total Redemption Price for all such Redeemed Shares (the "TOTAL REDEMPTION PRICE"). To effect such redemption, the Holder shall present and surrender at the principal executive offices of the Company or at such other reasonable place as may be specified by the Board of Directors by notice to the Holders, the certificates representing the Redeemed Shares, together with certificates representing the same number of IPC Delaware Special Voting Shares and, together with such other documents and instruments as may be required to effect a transfer of Redeemed Shares and to effect a transfer of the IPC Delaware Special Voting Shares under the Act and the constating documents of the Company and such additional documents and instruments as the Company may reasonably require, and together with a duly executed statement (the "REDEMPTION PUT REQUEST") in the form of Exhibit "A" hereto or in such other form as may be acceptable to the Company:

      (a) specifying that the Holder desires to have all or any number specified therein of the Redeemed Shares represented by such certificate or certificates redeemed by the Company;

      (b) stating the date on which the Holder desires to have the Company redeem the Redeemed Shares (the "REDEMPTION DATE") which shall be the 30th day (or, if such day is not a Business Day, the first Business Day thereafter) after the date on which the Redemption Put Request is received by the Company; and

      (c) acknowledging the Redemption Call Right of IPC Delaware in the Exchange Agreement to purchase all but not less than all of the Redeemed Shares directly from the Holder and that the Redemption Put Request shall be deemed to be a revocable offer by the Holder to sell the Redeemed Shares in accordance with the Exchange Agreement.

SECTION 6.2 PURCHASE BY COMPANY.

Subject to the exercise by IPC Delaware of the Redemption Call Right, upon receipt by the Company in the manner specified in Section 6.1 hereof of a certificate or certificates representing the number of Redeemed Shares, together with a Redemption Put Request, and provided that the Redemption Put Request is not revoked by the Holder in the manner specified in Section 6.6 hereof, the Company shall redeem the Redeemed Shares effective at the close of business on the Redemption Date and shall cause to be delivered to such holder the Total Exchangeable Share Consideration representing the Total Redemption Price with respect to such Redeemed Shares in accordance with Section 6.3 hereof. If not all of the Exchangeable Shares represented by any certificate are redeemed, a new certificate for the balance of such Exchangeable Shares shall be issued to the Holder at the expense of the Company.

SECTION 6.3 PAYMENT OF REDEMPTION PRICE.

The Company shall deliver or cause to be delivered, the Total Exchangeable Share Consideration representing the Total Redemption Price to the relevant Holder, at the address of the Holder recorded in the securities register of the Company for the Exchangeable Shares or at the address specified in the Holder's Redemption Put Request or if request by the Holder by holding for pick-up by the Holder at the principal executive offices of the Company or at such other reasonable place as may be specified by the Board of Directors by notice to the Holders, and such delivery of such Total Exchangeable Share Consideration to the Holder in respect of the Holder's Redeemed Shares shall be deemed to be payment of and shall satisfy and discharge all liability for the Total Redemption Price with respect to such Redeemed Shares to the extent that the same is represented by such share certificates and cheques, except as to any cheque included therein which is not paid upon due presentation (less any tax deducted and withheld therefrom and remitted to the proper tax authority).

SECTION 6.4 RIGHTS AFTER REDEMPTION.

After the close of business on the Redemption Date, the holder of the Redeemed Shares shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the Exchangeable Share Consideration representing the total Redemption Price of the Holder's Redeemed Shares, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the Total Exchangeable Share Consideration representing the Total Redemption Price of such Redeemed Shares shall not be made, in which case the rights of such Holder shall remain unaffected until the Total Exchangeable Share Consideration representing such Total Redemption Price has been paid in the manner hereinbefore provided. After the close of business on the Redemption Date, provided that presentation and surrender of certificates and payment of the Total Redemption Price has been made in accordance with the foregoing provisions, the holder of the Redeemed Shares so redeemed by the Company shall thereafter be considered and deemed for all purposes to be a holder of the IPC Delaware Common Shares delivered to it. Notwithstanding the foregoing, until payment of the Exchangeable Share Consideration to the Holder in respect of an Exchangeable Share, the Holder shall be deemed to still be a holder of such Exchangeable Share for purposes of all voting rights with respect thereto. Such rights shall remain unaffected until any cheque(s) received by Holder have cleared upon due presentation by Holder.

SECTION 6.5 LIMITATION ON REDEMPTION RIGHTS.

Notwithstanding any other provision of this Article 6, the Company shall not be obligated to redeem Redeemed Shares specified by a Holder in a Redemption Put Request to the extent that such redemption of Redeemed Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law. If the Company believes that on any Redemption Date it would not be permitted by any of such provisions to redeem the Redeemed Shares tendered for redemption on such date, and provided that IPC Delaware shall not have exercised the Redemption Call Right with respect to the Redeemed Shares, the Company shall only be obligated to redeem Redeemed Shares specified by a Holder in a Redemption Put Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the Holder at least five Business Days prior to the Redemption Date as to the number of Redeemed Shares which will not be redeemed by the Company. In any case in which the redemption by the Company of Redeemed Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law, the Company shall redeem Redeemed Shares in accordance with Section 6.2 of these share provisions on a pro rate basis and shall issue to each holder of Redeemed Shares a new certificate, at the expense of the Company, representing the Redeemed Shares not redeemed by the Company pursuant to Section 6.2 hereof. Provided that the Redemption Put Request is not revoked by the Holder in the manner specified in Section 6.6 hereof, the holder of any such Redeemed Shares not redeemed by the Company pursuant to Section 6.2 of these share provisions as a result of liquidity or solvency requirements or applicable law shall be deemed by giving the Redemption Put Request to require IPC Delaware to purchase such Redeemed Shares from such holder on the Redemption Date or as soon as practicable thereafter on payment by IPC Delaware to such holder of the Exchangeable Share Consideration representing the Redemption Price for each such Redeemed Share, all as more specifically provided in the Exchange Agreement.

SECTION 6.6 WITHDRAWAL OF REDEMPTION PUT REQUEST.

A holder of Redeemed Shares may, by notice in writing given by the Holder to the Company before the close of business on the Business Day immediately preceding the Redemption Date, withdraw its Redemption Put Request in which event such Redemption Put Request shall be null and void and, for greater certainty, the revocable offer constituted by the Redemption Put Request to sell the Redeemed Shares to IPC Delaware shall be deemed to have been revoked.

                                    ARTICLE 7
                            PURCHASE FOR CANCELLATION

SECTION 7.1 PURCHASE FOR CANCELLATION.

Subject to applicable law, the Company may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares by private contract with any Holder, including all rights to any declared and unpaid dividends or distributions thereon, at any price agreed to between the Company and such Holder.

                                    ARTICLE 8
                                  VOTING RIGHTS

SECTION 8.1 VOTING RIGHTS.

Subject to the Act, the holders of the Exchangeable Shares shall not be entitled as such (except as hereinafter specifically provided and except as otherwise provided by the Act) to receive notice of or to attend all meetings of the shareholders of the Company and shall not be entitled to vote at any such meeting.

                                    ARTICLE 9
                             AMENDMENT AND APPROVAL

SECTION 9.1 HOLDER APPROVAL.

The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed, only with the approval of the holders of Exchangeable Shares (excluding Exchangeable Shares beneficially owned by IPC Delaware or its Subsidiaries), voting separately as a class, given as hereinafter specified.

SECTION 9.2 QUORUM.

Any approval given by the Holders to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the Holders shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law, provided, however, that such approval must be evidenced by a resolution passed by not less than 66 2/3% (excluding Exchangeable Shares beneficially owned by IPC Delaware or its Subsidiaries) of the votes cast on such resolution by persons represented in person or by proxy or such other authorized person at a meeting of Holders duly called and held at which the Holders of at least 50% of the Exchangeable Shares outstanding at the time are present or represented by proxy or such other authorized person (excluding Exchangeable Shares beneficially owned by IPC Delaware or its Subsidiaries) or by a written resolution signed by the Holders of the then-outstanding Exchangeable Shares (excluding Exchangeable Shares beneficially owned by IPC Delaware or its Subsidiaries). If at any such meeting the Holders of at least 50% of the Exchangeable Shares outstanding at that time are not present or represented by proxy or such other authorized person within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than ten days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the Holders present or represented by proxy or such other authorized person thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the votes cast on such resolution by persons represented in person or by proxy or such other authorized person at such meeting (excluding Exchangeable Shares beneficially owned by IPC Delaware or its Subsidiaries) shall constitute the approval or consent of the Holders. For the purposes of this Section, any spoiled votes, illegible votes, defective votes and abstinences shall be deemed to be votes not cast.

                                   ARTICLE 10
               RECIPROCAL CHANGES, ETC. IN RESPECT OF IPC DELAWARE
                                  COMMON SHARES

SECTION 10.1

In the event IPC Delaware takes any of the following actions:

      (a) issues or distributes IPC Delaware Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IPC Delaware Common Shares) to the holders of all or substantially all of the then-outstanding IPC Delaware Common Shares by way of stock dividend or other distribution, other than an issue of IPC

            Delaware Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IPC Delaware Common Shares) to holders of IPC Delaware Common Shares who exercise an option to receive dividends in IPC Delaware Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IPC Delaware Common Shares) in lieu of receiving cash dividends; or

      (b) issues or distributes rights, options or warrants to the holders of all or substantially all of the then-outstanding IPC Delaware Common Shares entitling them to subscribe for or to purchase IPC Delaware Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IPC Delaware Common Shares); or

      (c) issues or distributes to the holders of all or substantially all of the then-outstanding IPC Delaware Common Shares, (i) shares or securities of IPC Delaware of any class other than IPC Delaware Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire IPC Delaware Common Shares), (ii) rights, options or warrants other than those referred to in Section 10.1(a) above, (iii) evidences of indebtedness of IPC Delaware, or
            (iv) assets of IPC Delaware,

the Company will ensure that the Economic Equivalent on a per share basis of such rights, options, securities, shares, evidence of indebtedness or other assets shall be issued or distributed, in accordance with applicable law simultaneously to the holders of Exchangeable Shares.

SECTION 10.2

In the event IPC Delaware takes any of the following actions:

      (a) subdivides, redivides or changes the then-outstanding IPC Delaware Common Shares into a greater number of IPC Delaware Common Shares; or

      (b) reduces, combines, consolidates or changes the then-outstanding IPC Delaware Common Shares into a lesser number of IPC Delaware Common Shares; or

      (c) reclassifies or otherwise changes any of the terms and conditions of the IPC Delaware Common Shares, or effects an amalgamation, merger, reorganization or other transaction affecting IPC Delaware Common Shares, the Company will provide at least 7 days prior written notice thereof to the Holders and take all steps necessary to ensure that the same or an Economically Equivalent change shall simultaneously be made to, or in the rights of the Holders as provided for in these share provisions and will submit same to the Holders for their approval in the manner provided in Article 9 hereof.

The Company will, to the extent required, upon due notice from IPC Delaware, take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by the Company, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required Economic Equivalent with respect to the IPC Delaware Common Shares and Exchangeable Shares as provided for in these share provisions and will submit same to the Holders for their approval in the manner provided in Article 9 hereof.

                                   ARTICLE 11
             ACTIONS BY THE CORPORATION UNDER THE VOTING AND SUPPORT
                      AGREEMENT AND THE EXCHANGE AGREEMENT

SECTION 11.1

The Company will take all actions and do all such things as shall be necessary or advisable, and will take all reasonable efforts to perform and comply with and to ensure performance and compliance by IPC Delaware and the Company with all provisions of the Voting and Support Agreement and the Exchange Agreement applicable to IPC Delaware and the Company, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Company and the Holders, all rights and benefits in favour of the Company and the Holders under or pursuant thereto.

SECTION 11.2

The Company will not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its obligations under, the Voting and Support Agreement or the Exchange Agreement without the approval of the Holders (other than IPC Delaware or any of its Subsidiaries) given in accordance with Section
9.2 hereof other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purpose of:

      (a) adding to the covenants of the other party or parties to such agreement for the protection of the Holders (other than IPC Delaware or any of its Subsidiaries); or

      (b) making such provisions or modifications not inconsistent with the spirit and intent of such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, after consultation with counsel, it may be expedient to make, provided that such provisions and modifications will not be prejudicial or adverse to the interests of any Holder; or

      (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Company, are required for the purpose of curing or correcting any defect or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial or adverse to the interests of any Holder.

                                   ARTICLE 12
                              LEGEND; CALL RIGHTS

SECTION 12.1 LEGEND.

The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the Call Rights and all other rights of the holders of Exchangeable Shares pursuant to the Voting and Support Agreement and the Exchange Agreement.

SECTION 12.2 ACKNOWLEDGEMENT.

Each Holder, whether of record or beneficial, by virtue of becoming and being such a Holder shall be deemed to acknowledge each of the Call Rights in favour of IPC Delaware or its assignee (as provided in the Exchange Agreement) and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Company or the redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of IPC Delaware or its assignee (as provided in the Exchange Agreement)as therein provided.

SECTION 12.3 WITHHOLDING RIGHTS.

The Company and IPC Delaware, as the case may be, shall be entitled to deduct any withhold from any dividend or consideration otherwise payable to any Holder such amounts as the Company or IPC Delaware, as the case may be, is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States tax laws or any other relevant provisions of provincial, state, local or foreign tax laws, in such case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to such Holder in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate tax authority. To the extent that such amount so required to be deducted or withheld from any payment to a Holder exceeds the cash portion of the consideration otherwise payable to the Holder, the Company or IPC Delaware, as the case may be, shall promptly notify the Holder and unless such Holder remits the difference in cash to the Company or IPC Delaware, as the case may be, before the tax amount is required to be remitted to the tax authority, then the Company or IPC Delaware, as the case may be, may sell or otherwise dispose of such portion of the consideration (including, without limitation, any of the IPC Delaware Common Shares) as is necessary to provide sufficient funds to the Company or IPC Delaware, as the case may be, to enable it to comply with such deduction or withholding requirement and the Company or IPC Delaware, as the case may be, shall give an accounting to the Holder with respect thereto and shall pay over to such Holder and remit any unapplied balance of the net proceeds of such sale that was not remitted to such tax authority in satisfaction of a deduction or withholding requirement.

In order to assist the Company and IPC Delaware, as the case may be, in complying with any such deduction and withholding requirement, the relevant Holder shall, to the extent applicable, deliver to the Company or IPC Delaware, as the case may be, (i) if such Holder is an individual, trust or corporation, a declaration sworn by the individual, a trustee or a director, as the case may be, before a notary or commissioner for oaths to the effect that such Holder is not, and will not be, on the date of payment, a non-resident of Canada for the purposes of the Income Tax Act (Canada) or (ii) if such Holder is a partnership, a declaration sworn by a general partner before a notary or commissioner for oaths to the effect that such Holder is a Canadian partnership, as defined in the Income Tax Act (Canada).

                                   ARTICLE 13
                                 MISCELLANEOUS

SECTION 13.1 NOTICE TO THE COMPANY.

Any notice, request or other communication to be given to the Company by a Holder shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or delivery to the principal executive offices of the Company or at such other reasonable place as may be specified by the Board of Directors by notice to the Holders, and addressed to the attention of the President Any such notice, request or other communication, if given by mail, telecopy, facsimile or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Company.

SECTION 13.2 MANNER AND RISK OF SURRENDER.

Any presentation and surrender by a Holder to the Company of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Company or the redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the principal executive offices of the Company or at such other reasonable place as may be specified by the Board of Directors by notice to the Holders, in each case addressed to the attention of the President of the Company. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Company, as the case may be, and the method of any such presentation and surrender of certificates shall be at the sole risk of the Holder, mailing the same.

SECTION 13.3 NOTICE TO HOLDERS.

Any notice, request or other communication to be given to a Holder by or on behalf of the Company shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or delivery to the address of the Holder recorded in the securities register of the Company or, in the event of the address of any such Holder not being so recorded, then at the last known address of such Holder. Any such notice, request or other communication, if given by mail or telecopy, shall only be deemed to have been given and received on the second Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more Holders shall not invalidate or otherwise alter or affect any action or proceeding to be or intended to be taken by the Company.

SECTION 13.4 CONVERSION TO COMMON SHARES.

Immediately upon the issuance and delivery to a Holder at any time and from time to time of IPC Delaware Common Shares and the other Exchangeable Share Consideration (if any) pursuant to any Call Right, or any Insolvency Put Right or Automatic Exchange Right (as such terms are defined in the Exchange Agreement), the Exchangeable Shares which are acquired pursuant to such right shall be automatically converted into Common Shares of the Company on a one-for-one basis and the holder thereof shall be entitled to a certificate or certificates upon demand representing the Common Shares resulting from such conversion. All Common Shares issued by the Company in respect of any conversion of issued and fully paid Exchangeable Shares shall be deemed to be fully paid and assessable.

SECTION 13.5 CONFLICT OR INCONSISTENCY.

In the event of any inconsistency or conflict between all (or part of) a right, privilege, restriction, or condition attaching to the Exchangeable Shares and all (or part of) an Article of the Articles of Association of the Company, that right, privilege, restriction, or condition, or part thereof, as the case may be, attaching to the Exchangeable Shares shall to the extent of such inconsistency or conflict govern.

                                   EXHIBIT "A"

                             REDEMPTION PUT REQUEST

TO:        IntelliPharmaCeutics Corp. (the "COMPANY")

AND TO:    IntelliPharmaCeutics Ltd. ("IPC DELAWARE")

This notice is given pursuant to Article 6 of the provisions (the "EXCHANGEABLE SHARE PROVISIONS") attaching to the Exchangeable Shares of the Company represented by this certificate and all capitalized words and expressions used in this notice which are defined in the Exchangeable Share Provisions have the meaning attributed to such words and expressions in such Exchangeable Share Provisions.

The undersigned hereby notifies the Company that, subject to the Redemption Call Right referred to below, the undersigned desires to have the Company redeem in accordance with Article 6 of the Exchangeable Share Provisions:

[ ]   all share(s) represented by this certificate; or

[ ]   _________________share(s) only.
The undersigned hereby notifies the Company that the Redemption Date shall be__________.

NOTE: The Redemption Date will be the 30th day after the date upon which this notice is received by the Company (or, if such day is not a Business Day, the first Business Day thereafter).

The undersigned acknowledges the overriding Redemption Call Right of IPC Delaware to purchase all but not less than all the Redeemed Shares from the undersigned and that this request is and shall be deemed to be a revocable offer by the undersigned to sell the Redeemed Shares to IPC Delaware in accordance with the Redemption Call Right on the Redemption Date for the price and on the other terms and conditions set out in the Exchange Agreement and in the Exchangeable Share Provisions. If IPC Delaware determines not to exercise the Redemption Call Right, the Company will notify the undersigned of such fact as soon as possible. This notice of redemption, and this offer to sell the Redeemed Shares to IPC Delaware, may be revoked and withdrawn by the undersigned by notice in writing given to the Company at any time before the close of business on the Business Day immediately preceding the Redemption Date.

The undersigned acknowledges that if, as a result of liquidity or solvency provisions of applicable law, the Company is unable to redeem all Redeemed Shares, the undersigned will be deemed to have exercised the Insolvency Put Right (as defined in the Exchange Agreement) so as to require IPC Delaware to purchase the unredeemed Redeemed Shares.

The undersigned represents and warrants to the Company and IPC Delaware that the undersigned:

[ ]   is

[ ]   is not

a non-resident of Canada for purposes of the Income Tax Act (Canada). The undersigned acknowledges that in the absence of an indication that the undersigned is not a non-resident of Canada, withholding on account of Canadian tax may be made from amounts payable to the undersigned from net proceeds of sale or IPC Delaware Common Shares deliverable on the redemption or purchase of the Redeemed Shares.

The undersigned hereby represents and warrants to the Company and IPC Delaware that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Company or IPC Delaware, as the case may be, free and clear of all liens, hypothecs, pledges, claims, encumbrances, security interests and adverse claims or interests except pursuant to the Exchange Agreement or the Exchangeable Share Provisions.

_______________       __________________________       _________________________
(Date)                (Signature of Shareholder)       (Guarantee of Signature)

[ ] Please check box if the securities and any cheque(s) or other non-cash assets resulting from the redemption of the Redeemed Shares are to be held for pick-up by the shareholder at the principal executive offices of the Company or at such other reasonable place as may be specified by the Board of Directors by notice to the holders of Exchangeable Shares, failing which the securities and any cheque(s) or other non-cash assets will be delivered to the shareholder, at the Company's expense in accordance with the Exchangeable Share Provisions.

NOTE: This panel must be completed and the accompanying share certificate(s), together with such additional documents as the Company may reasonably require, must be deposited with the Company at its principal executive offices or at such other reasonable place as may be specified by the Board of Directors by notice to the holders of Exchangeable Shares. The securities and any cheque(s) or other non-cash assets resulting from the redemption or purchase of the Redeemed Shares will be issued and registered in, and made payable to, or transferred into, respectively, the name of the shareholder as it appears on the register of the Company and the securities, cheque(s) and other non-cash assets resulting from such redemption or purchase will be delivered to the shareholder in accordance with the Exchangeable Share Provisions.

Date

Name of person in whose name securities or cheque(s) or other non-cash assets are to be registered, issued or delivered
(PLEASE PRINT)

________________________________________
Street Address or P.O. Box

________________________________________
City, Province and Postal Code

________________________________________
Signature of Shareholder

________________________________________
Signature guaranteed by

NOTE: If this notice of redemption is for less man all of the share(s) represented by this certificate, a certificate representing the remaining shares of the Company will be issued and registered, at the Company's expense in the name of the shareholder as it appears on the register of the Company, unless the share certificate is duly endorsed for transfer in respect of such shares.

                                  SCHEDULE "C"
                                    HOLDERS

NAME                                              NUMBER OF EXCHANGEABLE SHARES

IntelliPharmaCeutics Inc.                                            10,850,000

                                  SCHEDULE "D"
                               NOTICE OF EXERCISE

TO:      IntelliPharmaCeutics Ltd. ("IPC DELAWARE")

RE: Exchangeable Shares in the capital of IntelliPharmaCeutics Corp. (the "CORPORATION")

The undersigned holder of exchangeable shares in the capital of the Corporation (the "EXCHANGEABLE SHARES") hereby exercises the Insolvency Put Right so as to require IPC Delaware to purchase_____________Exchangeable Shares (the "EXCHANGED SHARES") registered in the name of the undersigned, subject to the rights, privileges, restrictions and conditions attached to the Exchangeable Shares (the "EXCHANGEABLE SHARE PROVISIONS"). All capitalized words used in this notice have the respective meanings assigned thereto in the Exchangeable Share Provisions. The undersigned presents and surrenders with this notice of exercise a certificate or certificates representing the Exchanged Shares. THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT A FAILURE TO PRESENT AND SURRENDER TO THE CORPORATION THE CERTIFICATE OR CERTIFICATES REPRESENTING THE EXCHANGED SHARES SHALL INVALIDATE THIS NOTICE OF EXERCISE.

The undersigned hereby represents and warrants that the undersigned:

      (a) has good title to and owns all of the Exchanged Shares free and clear of all liens, claims and encumbrances, except as set forth in the Exchange Agreement and the Exchangeable Share Provisions;

      (b) is not a non-resident of Canada for the purposes of the Income Tax Act (Canada); and

      (c) either (1) is not in the United States, is not a U.S. Person and is not exchanging such securities for the account or benefit of a U.S. Person or a Person in the United States, or (2) will provide IPC Delaware with an opinion of counsel, of recognized standing reasonably satisfactory to IPC Delaware, that the issuance of the IPC Delaware Common Shares upon exchange of the Exchangeable Shares is being made in compliance with applicable state securities laws and in accordance with an available exemption from registration under the United States Securities Act of 1933, as amended (the "1933 ACT"). For the purposes hereof, "United States" and "U.S. Person" have the meanings ascribed thereto in the 1933 Act.

DATED this_______________day of_________________, 200____.

_________________________________________
(signed by holder of Exchanged Shares)

_________________________________________(print name of holder)